Exhibit 10.17

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made this 31st day of January, 2012, between ARE-MA REGION NO. 33, LLC, a Delaware limited liability company (“Landlord”), and PARATEK PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

Address:	99 Erie Street, Cambridge, Massachusetts

Premises:	That portion of the Project commonly known as Suite A, containing approximately 16,135 rentable square feet, consisting of approximately 12,175 rentable square feet on the first floor of the Building and approximately 3,960 rentable square feet on the second floor of the Building, as determined by Landlord, as shown on Exhibit A.

Project:	The real property on which the building (the “Building”) in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent:	$500,184.96 per annum, $41,682.08 per month ($31.00 per rentable square foot of the Premises per annum)

Rentable Area of Premises: 16,135 sq. ft.

Rentable Area of Project: 27,960 sq. ft.	Tenant’s Share of Operating Expenses: 57.71%

Security Deposit: $166,728.33	Target Commencement Date: May 26, 2012

Rent Adjustment Percentage: 3%

Base Term:	Beginning on the Commencement Date and ending 60 months from the first day of the first full month following the Commencement Date.

Permitted Use:	Research and development laboratory, related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment:	Landlord’s Notice Address:
P.O. Box 975383	385 E. Colorado Boulevard, Suite 299
Dallas, TX 75397-5383	Pasadena, CA 91101
Attention: Corporate Secretary

Tenant’s Notice Address:
99 Erie Street, Suite A
Cambridge, Massachusetts 02139
Attention: Lease Administrator

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

☒ EXHIBIT A - PREMISES DESCRIPTION	☒ EXHIBIT B - DESCRIPTION OF PROJECT
☒ EXHIBIT C - WORK LETTER	☒ EXHIBIT D - COMMENCEMENT DATE
☒ EXHIBIT E - RULES AND REGULATIONS	☒ EXHIBIT F - TENANT’S PERSONAL PROPERTY
☒ EXHIBIT G - ASBESTOS DISCLOSURE	☒ EXHIBIT H - PTDM

1. Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 2

referred to herein as the “Common Areas.” Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant’s access to or use of the Premises for the Permitted Use.

2. Delivery; Acceptance of Premises; Commencement Date. Landlord shall use reasonable efforts to deliver the Premises to Tenant on or before the Target Commencement Date, with Landlord’s Work Substantially Completed (“Delivery” or “Deliver”). If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. If Landlord does not Deliver the Premises within 90 days of the Target Commencement Date for any reason other than Force Majeure Delays and Tenant Delays, this Lease may be terminated by Tenant by written notice to Landlord, and if so terminated by Tenant: (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease) and any prepaid Base Rent, shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. As used herein, the terms “Landlord’s Work,” “Tenant Delays” and “Substantially Completed” shall have the meanings set forth for such terms in the Work Letter. If Tenant does not elect to void this Lease within 5 business days of the lapse of such 90 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect.

The “Commencement Date” shall be the earliest of: (i) the date Landlord Delivers the Premises to Tenant; (ii) the date Landlord could have Delivered the Premises but for Tenant Delays; and (iii) the date Tenant conducts any business in the Premises or any part thereof (other than Tenant’s early occupancy of the Second Floor Premises for office purposes as provided below in this Section 2). Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined above on the first page of this Lease and the Extension Term which Tenant may elect pursuant to Section 40 hereof.

Subject to the provisions of Section 6 of the Work Letter, Landlord shall permit Tenant access to the Premises during the period of Landlord’s performance of Landlord’s Work for Tenant’s installation and set up of its furniture, fixtures and equipment and of its voice and data cabling (“FF&E Installation”), provided that such FF&E Installation is coordinated with Landlord, and Tenant complies with this Lease and all other reasonable restrictions and conditions Landlord may impose. All such access shall be during normal business hours. Any access to the Premises by Tenant before the Commencement Date for the FF&E Installation shall be subject to all of the terms and conditions of this Lease, excluding the obligation to pay Base Rent and Operating Expenses.

Subject to the provisions of Section 6 of the Work Letter, Landlord shall permit Tenant to occupy the portion of the Premises located on the second floor of the Building (“Second Floor Premises”) for office purposes only commencing on April 15, 2012. Any such occupancy of the Second Floor Premises before the Commencement Date shall be subject to all of the terms and conditions of the this Lease, excluding the obligation to pay Base Rent and Operating Expenses.

Except as set forth in the Work Letter: (i) Tenant shall accept the Premises in their condition as of the Commencement Date, subject to all applicable Legal Requirements (as defined in Section 7 hereof); (ii) Landlord shall have no obligation for any defects in the Premises; and (iii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken. Landlord represents and warrants to Tenant that Landlord has obtained all consents (if any) required for this Lease under that certain Master Lease Agreement dated September 28, 2007, by and between MIT 99 Erie LLC, and Landlord, notice of which is recorded in Book 50168, Page 48 of the Middlesex South Registry of Deeds.

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 3

Except as specifically provided in the immediately preceding paragraph, Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises (except as expressly set forth in this Lease and the Work Letter) or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

3. Rent.

(a) Base Rent. The first month’s Base Rent and the Security Deposit shall be due and payable on delivery of an executed copy of this Lease to Landlord. Tenant shall pay to Landlord in advance, without demand, abatement (except as expressly permitted in this Lease), deduction or set-off, equal monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.

(b) Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

4. Base Rent Adjustments.

(a) Annual Adjustments. Base Rent shall be increased on each annual anniversary of the first day of the first full month during the Term of this Lease (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.

(b) Additional TI Allowance. In addition to the Tenant Improvement Allowance (as defined in the Work Letter), Landlord shall, subject to the terms of the Work Letter, make available to Tenant the Additional Tenant Improvement Allowance (as defined in the Work Letter) for the construction of the Tenant Improvements. Commencing on the Commencement Date and thereafter on the first day of each month of the Base Term, Tenant shall pay to Landlord the amount necessary to fully amortize the amount of the Additional Tenant Improvement Allowance actually funded by Landlord, if any, in equal monthly payments with interest at a rate of 8% per annum over the Base Term (“TI Rent”).

5. Operating Expense Payments. Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year. During each month of the Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 4

The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Project (including, without duplication, Taxes (as defined in Section 9), capital repairs and improvements (except to the extent expressly excluded from Operating Expenses pursuant to this Section 5) amortized over the lesser of 10 years and the useful life of such capital items, and the costs of Landlord’s third party property manager (not to exceed 4.0% of Base Rent payable hereunder) or, if there is no third party property manager, administration rent in the amount of 4.0% of Base Rent payable hereunder), excluding only:

(a) the original construction costs of the Project and renovation prior to the date of the Lease and costs of correcting defects in such original construction or renovation;

(b) capital expenditures for expansion of the Project;

(c) interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured, and all payments of base rent (but not taxes or operating expenses) under any ground lease;

(d) depreciation of the Project (except for capital improvements, the cost of which are includable in Operating Expenses pursuant to this Section 5);

(e) advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

(f) legal and other expenses incurred in the negotiation or enforcement of leases;

(g) completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

(h) costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

(i) salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project;

(j) general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(k) costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with claims, disputes or potential disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(l) costs incurred by Landlord (including penalties, fines and legal fees) due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project (including this Lease) or any Legal Requirement (as defined in Section 7);

(m) penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 5

(n) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(o) costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;

(p) costs of Utilities (as defined in Section 11) which are separately metered to the Premises, and costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and/or which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(q) costs incurred in the sale or refinancing of the Project;

(r) net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;

(s) rent for any space which is not actually used by Landlord in connection with the management or operation of the Project;

(t) costs for services or amenities that are specifically for the benefit of a particular tenant and that are of a nature not generally provided to all tenants of the Project;

(u) costs of services, goods or materials made available only to other tenants at the Project and not Tenant and which are reimbursed by such other tenants of the Project;

(v) costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors;

(w) any costs incurred to remove, study, test or remediate Hazardous Materials in or about the Building or the Project (provided, however, that the foregoing is in no event intended to limit Tenant’s obligations under Section 28 or Section 30 of this Lease);

(x) except as otherwise provided in Section 13, the cost of Structural Items (as defined in Section 13); and

(y) any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project.

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year. If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within 90 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 6

each item contested and the reason therefor. If, during such 90 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access in the Commonwealth of Massachusetts to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”). If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have an independent regionally recognized public accounting firm selected by Tenant, working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review the Expense Information for the year in question (the “Independent Review”). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated. Notwithstanding anything set forth herein to the contrary, if the Project is not at least 95% occupied on average during any year of the Term, Tenant’s Share of Operating Expenses for such year shall be computed as though the Project had been 95% occupied on average during such year.

“Tenant’s Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Share as reasonably adjusted by Landlord for changes in the physical size of the Premises or the Project occurring thereafter. Landlord may equitably increase Tenant’s Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. If Landlord so modifies Tenant’s Share, Landlord shall provide Tenant advance notice thereof. Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

6. Security Deposit. Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth on page 1 of this Lease, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”): (i) in form and substance satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution reasonably satisfactory to Landlord, and (v) redeemable by presentation of a sight draft in the Commonwealth of Massachusetts. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash in accordance with this Section 6 without obligation for interest thereon as the Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, future rent, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Landlord’s right to use the Security Deposit under this Section 6 includes the right to use the Security Deposit to pay future rent damages following the

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 7

termination of this Lease pursuant to Section 21(c) below. Upon any such use of all or any portion of the Security Deposit, Tenant shall pay Landlord within 5 days after demand the amount that will restore the Security Deposit to the amount set forth on Page 1 of this Lease. Tenant hereby waives the provisions of any law, now or hereafter in force which provides that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the Default of Tenant. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. Upon any such use of all or any portion of the Security Deposit, Tenant shall, within 5 days after demand from Landlord, restore the Security Deposit to its original amount. Upon the expiration or earlier termination of this Lease, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, if applicable, to the last assignee of Tenant’s interest hereunder) within 60 days after the expiration or earlier termination of this Lease.

If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

7. Use. The Premises shall be used solely for the Permitted Use set forth in the basic lease provisions on page 1 of this Lease, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement, subject to Tenant’s right, if any, granted in writing by such Governmental Authority to continue such use in the Premises during any permitted appeal period. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment weighing 500 pounds or more in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 8

Landlord shall, at Landlord’s sole cost and not as an Operating Expense, be responsible for the compliance of the Premises (as part of Landlord’s Work) and the Common Areas of the Project with Legal Requirements (including with the ADA) as of the Commencement Date. Following the Commencement Date, Landlord shall, as an Operating Expense (to the extent such Legal Requirement is generally applicable to similar buildings in the area in which the Project is located and except to the extent expressly excluded from Operating Expenses) and at Tenant’s expense (to the extent such Legal Requirement is triggered by reason of Tenant’s, as compared to other tenants of the Project, specific use of the Premises or Tenant’s Alterations (as defined in Section 12)) make any alterations or modifications to the Common Areas or the exterior of the Building that are required by Legal Requirements. Subject to the terms of Section 13, any such modifications or alterations which are made by Landlord pursuant to this paragraph as Operating Expenses and are capital in nature shall be amortized pursuant to Section 5; provided, however, if the purchase and installation of an elevator between the first and second floors of the Premises is required during the Term pursuant to Legal Requirements, commencing on the first day of the month following substantial completion of the installation of such elevator, Tenant shall commence paying the amount necessary to amortize all costs incurred by Landlord for such purchase and installation of the elevator over a period of 15 years, in equal monthly installments over the remaining Term, including the Extension Term (as defined in Section 40) if the same has been exercised by Tenant, with interest at a rate of 8% per annum. Subject to the first two sentences of this paragraph, Tenant, at its sole expense, shall make any alterations or modifications to the interior of the Premises that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA) related to Tenant’s use or occupancy of the Premises or Tenant’s Alterations. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with Tenant’s failure to comply with Legal Requirements applicable to Tenant’s specific use or occupancy of the Premises for which Tenant is responsible under this paragraph, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any such failure of the Premises to comply with any Legal Requirement.

8. Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9. Taxes. Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind with respect to the Project, existing as of the Commencement Date or thereafter enacted (collectively referred to as “Taxes”), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation,

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 9

quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by any Governmental Authority, or (v) imposed as a license or other fee, charge, tax, or assessment on Landlord’s business or occupation of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall not include any franchise, capital levy, net income, estate, succession or excess profit taxes imposed on Landlord except to the extent such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises made following the mutual execution of this Lease by the parties, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord shall not allocate additional Taxes to the Premises pursuant to the immediately preceding sentence based on improvements or alterations to the Premises if such improvements or alterations are not more valuable than those installed in the other leasable space in the Project, and the intent of the previous sentence hereof is to allocate to Tenant Taxes attributable to improvements and alterations in excess of the level of improvements typical for other leasable space in the Project. Landlord’s reasonable determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord within 30 days after demand.

10. Parking. Subject to all matters of record, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Landlord shall make available and Tenant shall have the right to use up to 2 parking spaces per 1,000 rentable square feet of the Premises in the surface parking lot at the Project and at the parking lot adjacent to the Project located at 202 and 208 Brookline Street, Cambridge, Massachusetts, on a non-exclusive basis, subject in each case to Landlord’s rules and regulations. Tenant shall notify Landlord prior to the Commencement Date as to how many parking spaces Tenant will license hereunder. Landlord may allocate parking spaces among Tenant and other tenants in the Project pro rata as described above if Landlord determines that such parking facilities are becoming crowded (provided that, subject to this first sentence of this Section 10, Tenant is allocated at least 2 parking spaces per 1,000 rentable square feet of the Premises). Commencing on the Commencement Date, Tenant shall pay to Landlord or as directed by Landlord, monthly as Additional Rent hereunder, the market rate for each parking space, as reasonably determined by Landlord from time to time, which as of the date hereof shall be $190.00 per space per month (“Parking Charges”). Notwithstanding anything to the contrary contained herein, Landlord shall not increase the amount of Additional Rent being paid by Tenant for such parking spaces more than once during any 12 month period. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project. The license granted hereunder for parking spaces is appurtenant to and nonseverable from Tenant’s leasehold interest in the Premises, and shall be assigned automatically to any assignee of Tenant’s interest under the Lease.

If Tenant initially elects to license fewer than 2 parking spaces per 1,000 rentable square feet of the Premises from Landlord and, during the Term, Tenant desires to lease additional parking spaces (“Additional Spaces”), Tenant may license additional non-reserved parking spaces subject and pursuant to the terms of this paragraph; provided, however, that in no event shall Tenant have any right to lease more than a total of 2 parking spaces per 1,000 rentable square feet of the Premises at any time. If

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 10

Tenant desires to lease any such Additional Spaces, Tenant shall deliver written notice (“Tenant’s Notice”) to Landlord specifying the number of Additional Spaces desired by Tenant (provided, however, that in no event shall Tenant have any right to lease more than a total of 2 parking spaces per 1,000 rentable square feet of the Premises). If Landlord determines that any Additional Spaces are available at the surface parking lot at the Project and/or at the parking lot adjacent to the Project located at 202 and 208 Brookline Street, Cambridge, Massachusetts, for use by Tenant, Landlord shall notify Tenant in writing and Tenant shall commence using and paying Parking Charges for such Additional Spaces upon Landlord’s delivery of written notice to Tenant that such Additional Spaces are available for use by Tenant. Tenant acknowledges and agrees that Landlord shall have no obligation to provide Tenant with Additional Spaces.

Tenant acknowledge that there is a Parking and Transportation Demand Management Plan, as may be amended (“PTDM”) setting forth certain requirements relating to parking and transportation demand management which are binding on tenants in the Project, a copy of which is attached hereto as Exhibit H and agrees to comply with the requirements of the PTDM. Tenant acknowledges that Operating Expenses shall include expenses and assessments related to the PTDM.

11. Utilities, Services. Landlord shall provide, subject to the terms of this Section 11, water, electricity, heat, light, power, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services)(collectively, “Utilities”). Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. The Premises are separately metered for electricity and natural gas. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent. Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use. Tenant shall be responsible for obtaining and paying for janitorial services and pest control services for the Premises.

If (i) a stoppage of an Essential Service (as defined below) to the Premises shall occur and such stoppage is due to the gross negligence of Landlord and not due in any part to any act or omission on the part of Tenant or any Tenant Party or any matter beyond Landlord’s reasonable control (any such stoppage of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption continues for more than 5 consecutive business days after Landlord shall have received written notice thereof from Tenant, and (iii) as a result of such Service Interruption, the conduct of Tenant’s normal operations in the Premises are materially and adversely affected, then there shall be an abatement of one day’s Base Rent for each day during which such Service Interruption continues after such 5 business day period; provided, however, that if any part of the Premises is reasonably useable for Tenant’s normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Base Rent shall only be proportionate to the nature and extent of the interruption of Tenant’s normal operations or ability to use the Premises. The rights granted to Tenant under this paragraph and in Section 31 of this Lease shall be Tenant’s sole and exclusive remedies resulting from a failure of Landlord to provide services, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services. For purposes hereof, the term “Essential Services” shall mean the following services: access to the Premises to conduct Tenant’s business, water and electricity, but in each case only to the extent that Landlord has an obligation to provide same to Tenant under this Lease.

Tenant shall be responsible, at Tenant’s sole cost and expense, during the Term for the operation, maintenance, repair and replacement of the acid neutralization system serving the Premises as of the date of this Lease (“Acid Neutralization System”). Tenant shall also be responsible, at its sole

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 11

cost and expense, for obtaining and maintaining any and all licenses, permits and approvals required in connection with the Acid Neutralization System including, without limitation, the permit required from the Massachusetts Water Resource Authority for discharge through the Acid Neutralization System. In connection with its maintenance of the Acid Neutralization System, Tenant shall contract with a third party reasonably acceptable to Landlord (pursuant to a contract in form and content reasonably acceptable to Landlord) for the maintenance of the Acid Neutralization in accordance with the manufacturer’s standard maintenance guidelines. Tenant and all Tenant Parties shall use the Acid Neutralization System in accordance with this Lease, all applicable Legal Requirements and all applicable licenses, permits and approvals required in connection with the operation and maintenance of the Acid Neutralization System. Notwithstanding anything to the contrary contained in this Lease, the scope of Tenant’s Surrender Plan (as defined in Section 28) shall include all actions required for the proper cleaning, decommissioning and cessation of Tenant’s use of the Acid Neutralization System and the release of all licenses, permits and approvals obtained by Tenant in connection with the Acid Neutralization System.

Landlord shall deliver the Emergency Generators to Tenant in operating condition as of the Commencement Date. Tenant shall be responsible, at Tenant’s sole cost and expense, during the Term for the operation, maintenance, repair and replacement of the emergency generators serving the Premises as of the date of this Lease (“Emergency Generators”). Tenant shall also be responsible, at its sole cost and expense, for obtaining and maintaining any and all licenses, permits and approvals required in connection with the Emergency Generators. In connection with its maintenance of the Emergency Generators, Tenant shall contract with a third party reasonably acceptable to Landlord (pursuant to a contract in form and content reasonably acceptable to Landlord) for the maintenance of the Emergency Generators in accordance with the manufacturer’s standard maintenance guidelines. Tenant and all Tenant Parties shall use the Emergency Generators in accordance with this Lease, all applicable Legal Requirements and all applicable licenses, permits and approvals required in connection with the operation and maintenance of the Emergency Generators.

12. Alterations and Tenant’s Property. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other then by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems and shall not be otherwise unreasonably withheld. If Landlord approves any Alterations, Landlord may impose such reasonable conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s sole and absolute discretion. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, on demand an amount equal to 5% of all charges incurred by Tenant or its contractors or agents in connection with any Alteration to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

Tenant shall furnish security or make other arrangements reasonably satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and shall provide (and

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 12

cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.

Except for Removable Installations (as hereinafter defined), all Installations (as hereinafter defined) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term, and shall remain upon and be surrendered with the Premises as a part thereof. Notwithstanding the foregoing, Landlord may, at the time its approval of any such Installation is requested, notify Tenant that Landlord requires that Tenant remove such Installation upon the expiration or earlier termination of the Term, in which event Tenant shall remove such Installation in accordance with the immediately succeeding sentence. Upon the expiration or earlier termination of the Term, Tenant shall remove (i) all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building, (ii) any Installations for which Landlord has given Tenant notice of removal in accordance with the immediately preceding sentence, and (iii) all of Tenant’s Property (as hereinafter defined), and Tenant shall restore and repair any damage caused by or occasioned as a result of such removal, including, without limitation, capping off all such connections behind the walls of the Premises and repairing any holes. During any restoration period beyond the expiration or earlier termination of the Term, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant. If Landlord is requested by Tenant or any lender, lessor or other person or entity claiming an interest in any of Tenant’s Property to waive any lien Landlord may have against any of Tenant’s Property, and Landlord consents to such waiver, then Landlord shall be entitled to be paid as administrative rent a fee of $1,000 per occurrence for its time and effort in preparing and negotiating such a waiver of lien.

For purposes of this Lease, (x) “Removable Installations” means any items listed on Exhibit F attached hereto and any items agreed by Landlord in writing to be included on Exhibit F in the future, (y) “Tenant’s Property” means Removable Installations and, other than Installations, any personal property or equipment of Tenant that may be removed without material damage to the Premises, and (z) “Installations” means all property of any kind paid for with the TI Fund, all Alterations, all fixtures, and all partitions, hardware, built-in machinery, built-in casework and cabinets and other similar additions, equipment, property and improvements built into the Premises so as to become an integral part of the Premises, including, without limitation, fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to and Tenant shall not remove any of the Tenant Improvements at the expiration or earlier termination of the Term.

13. Landlord’s Repairs. Landlord shall, at Landlord’s sole expense (and not as an Operating Expense), be responsible for capital repairs and replacements of the roof, exterior walls, foundation of the Building and the parking areas of the Project (“Structural Items”) unless the need for such repairs or replacements is caused by Tenant or any Tenant Parties, in which case Tenant shall, subject to the provisions of the penultimate paragraph of Section 17, bear the full cost to repair or replace such Structural Items. Landlord shall, as an Operating Expense, be responsible for the routine maintenance and repair of such Structural Items. Landlord, as an Operating Expense (except to the extent expressly excluded from Operating Expenses pursuant to Section 5), shall maintain all of the exterior and other Common Areas of the Project, including HVAC, plumbing, fire sprinklers and all other building systems serving the Premises and other portions of the Project (“Building Systems”), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s agents, servants, employees, invitees and contractors (collectively, “Tenant Parties”) excluded. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense. Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs,

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 13

alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, make a commercially reasonable effort to give Tenant 24 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements. In connection with its obligations under this Section 13, Landlord shall use reasonable efforts to minimize interference with Tenant’s business at the Premises. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall make a commercially reasonable effort to effect such repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

Tenant shall have the self-help rights provided for in Section 31 in the event of a Material Landlord Default (as hereinafter defined).

14. Tenant’s Repairs. Subject to and excluding repairs which are Landlord’s obligation under Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls. Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 10 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party.

15. Mechanic’s Liens. Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge or bond over in a manner reasonably acceptable to Landlord any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16. Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by the willful misconduct or negligence of Landlord. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 14

limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.

17. Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project or such lesser coverage amount as Landlord may elect provided such coverage amount is not less than 90% of such full replacement cost. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

Tenant, at its sole cost and expense, shall maintain during the Term: all risk or special form property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises. The commercial general liability insurance policy shall name Alexandria Real Estate Equities, Inc., and Landlord, its officers, directors, employees, managers, agents, invitees and contractors (collectively, “Landlord Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A- and financial category rating of at least Class VII in “Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium unless 10 days prior written notice shall have been given to Landlord from the insurer; contain a contractual liability endorsement and a carveout from the pollution exclusion for hostile fire; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, prior to the expiration of such policies, furnish Landlord with renewal certificates.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Neither party nor its respective

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 15

Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project; provided, however, that the increased amount of coverage is consistent with coverage amounts then being required by institutional owners of similar projects with tenants occupying similar size premises in the geographical area in which the Project is located.

18. Restoration. If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other casualty, Landlord shall notify Tenant within 90 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed 9 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 5 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense, provided that during the Base Term, no deductible shall be included as part of Operating Expenses that exceeds $50,000, except for any flood deductible, and thereafter any such deductible(s) shall be in a commercially reasonable amount), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, if sufficient insurance proceeds are not available for the repair or restoration of the Premises, elect not to proceed with such repair and restoration or Tenant may by written notice to Landlord delivered within 5 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or to obtain Hazardous Material Clearances, all repairs or restoration to Tenant’s property and tenant improvements installed by Tenant or at Tenant’s expense and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease upon written notice to the other if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage; provided, however, that such notice is delivered within 10 business days after the date that Landlord provides Tenant with written notice of the estimated Restoration Period. Landlord shall also have the right to terminate this Lease if insurance proceeds are not available for such restoration. Rent shall be abated

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 16

from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant’s business. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19. Condemnation. If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would in Landlord’s reasonable judgment, materially interfere with or impair Landlord’s ownership or operation of the Project or would in the reasonable judgment of Landlord and Tenant either prevent or materially interfere with Tenant’s use of the Premises (as resolved, if the parties are unable to agree, by arbitration by a single arbitrator with the qualifications and experience appropriate to resolve the matter and appointed pursuant to and acting in accordance with the rules of the American Arbitration Association) then upon written notice by Landlord this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, except as provided in the immediately following sentence, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

20. Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a) Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 5 days of any such notice not more than once in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.

(b) Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and in either case Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage.

(c) Abandonment. Tenant shall abandon the Premises. Tenant shall not be deemed to have abandoned the Premises if (i) Tenant provides Landlord with reasonable advance notice prior to vacating and, at the time of vacating the Premises, Tenant completes Tenant’s obligations with respect to

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 17

the Surrender Plan in compliance with Section 28, (ii) Tenant has made reasonable arrangements with Landlord for the security of the Premises for the balance of the Term, and (iii) Tenant continues during the balance of the Term to satisfy all of its obligations under the Lease as they come due.

(d) Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e) Liens. Tenant shall fail to discharge, bond over in a manner reasonably acceptable to Landlord or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 20 days after any such lien is filed against the Premises.

(f) Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(g) Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 days after a second notice requesting such document.

(h) Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless the cure periods set forth in this Section 20(h) have expired and Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 60 days from the date of Landlord’s Notice.

21. Landlord’s Remedies.

(a) Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b) Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 18

and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum of 6% of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

(c) Remedies. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever. No cure in whole or in part of such Default by Tenant after Landlord has taken any action beyond giving Tenant notice of such Default to pursue any remedy provided for herein (including retaining counsel to file an action or otherwise pursue any remedies) shall in any way affect Landlord’s right to pursue such remedy or any other remedy provided Landlord herein or under law or in equity, unless Landlord, in its sole discretion, elects to waive such Default.

(i) This Lease and the Term and estate hereby granted are subject to the limitation that whenever a Default shall have happened and be continuing, Landlord shall have the right, at its election, then or thereafter while any such Default shall continue and notwithstanding the fact that Landlord may have some other remedy hereunder or at law or in equity, to give Tenant written notice of Landlord’s intention to terminate this Lease on a date specified in such notice, which date shall be not less than 5 days after the giving of such notice, and upon the date so specified, this Lease and the estate hereby granted shall expire and terminate with the same force and effect as if the date specified in such notice were the date hereinbefore fixed for the expiration of this Lease, and all right of Tenant hereunder shall expire and terminate, and Tenant shall be liable as hereinafter in this Section 21(c) provided. If any such notice is given, Landlord shall have, on such date so specified, the right of re-entry and possession of the Premises and the right to remove all persons and property therefrom and to store such property in a warehouse or elsewhere at the risk and expense, and for the account, of Tenant. Should Landlord elect to re-enter as herein provided or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may from time to time re-let the Premises or any part thereof for such term or terms and at such rental or rentals and upon such terms and conditions as Landlord may deem advisable, with the right to make commercially reasonable alterations in and repairs to the Premises.

(ii) In the event of any termination of this Lease as in this Section 21 provided or as required or permitted by law or in equity, Tenant shall forthwith quit and surrender the Premises to Landlord, and Landlord may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or otherwise, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event Tenant and no person claiming through or under Tenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Premises. Landlord, at its option, notwithstanding any other provision of this Lease, shall be entitled to recover from Tenant, as and for liquidated damages, the sum of:

(A) all Base Rent, Additional Rent and other amounts payable by Tenant hereunder then due or accrued and unpaid: and

(B) the amount equal to the aggregate of all unpaid Base Rent and Additional Rent which would have been payable if this Lease had not been terminated prior to the end of the Term then in effect, discounted to its then present value in accordance with accepted financial practice using a rate of 5% per annum, for loss of the bargain; and

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 19

(C) all other damages and expenses (including attorneys’ fees and expenses), if any, which Landlord shall have sustained by reason of the breach of any provision of this Lease; less

(D) the net proceeds of any re-letting actually received by Landlord and the amount of damages which Tenant proves could have been avoided had Landlord taken reasonable steps to mitigate its damages.

(iii) Nothing herein contained shall limit or prejudice the right of Landlord, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law, but in each case not more than the amount to which Landlord would otherwise be entitled under this Section 21.

(iv) Nothing in this Section 21 shall be deemed to affect the right of either party to indemnifications pursuant to this Lease.

(v) If Landlord terminates this Lease upon the occurrence of a Default, Tenant will quit and surrender the Premises to Landlord or its agents, and Landlord may, without further notice, enter upon, re-enter and repossess the Premises by summary proceedings, ejectment or otherwise. The words “enter”, “re-enter”, and “re-entry” are not restricted to their technical legal meanings.

(vi) If either party shall be in default in the observance or performance of any provision of this Lease, and an action shall be brought for the enforcement thereof, the non-prevailing party shall pay to the prevailing party all fees, costs and other expenses which may become payable as a result thereof or in connection therewith, including attorneys’ fees and expenses.

(vii) If Tenant shall default in the keeping, observance or performance of any covenant, agreement, term, provision or condition herein contained, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant (a) immediately or at any time thereafter and without notice in the case of emergency or in case such default will result in a violation of any legal or insurance requirements, or in the imposition of any lien against all or any portion of the Premises (but only after Tenant has failed to respond to such lien as permitted by Section 15 within the time period provided in Section 15), and (b) in any other case if such default continues after any applicable notice and cure period provided in Section 21. All reasonable costs and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant and also all reasonable costs and expenses, including attorneys’ fees and disbursements incurred by Landlord in any action or proceeding (including any summary dispossess proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord within 10 days after demand.

(viii) Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d), at Tenant’s expense, to the extent provided in Section 30(d).

(ix) In the event that Tenant is in breach or Default under this Lease, whether or not Landlord exercises its right to terminate or any other remedy, Tenant shall reimburse Landlord upon demand for any costs and expenses that Landlord may incur in connection with any such breach or Default, as provided in this Section 21(c). Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 20

liability, including without limitation, legal fees and costs Landlord shall incur if Landlord shall become or be made a party to any claim or action instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant.

Except as otherwise provided in this Section 21, no right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or now or hereafter existing. No waiver of any provision of this Lease shall be deemed to have been made unless expressly so made in writing. Landlord shall be entitled, to the extent permitted by law, to seek injunctive relief in case of the violation, or attempted or threatened violation, of any provision of this Lease, or to seek a decree compelling observance or performance of any provision of this Lease, or to seek any other legal or equitable remedy.

22. Assignment and Subletting.

(a) General Prohibition. Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 50% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22. Notwithstanding the foregoing, (i) any public offering of shares or other ownership interest in Tenant, and (ii) any merger of Tenant into a publicly traded shell company for purposes of publicly offering shares (so long as the resulting Tenant company has a net worth (as determined in accordance with GAAP) not less than the net worth (as determined in accordance with GAAP) of Tenant immediately prior to such transfer.

(b) Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises, then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant such consent, (ii) refuse such consent, in its reasonable discretion; or (iii) terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an “Assignment Termination”), so long as the proposed assignment or subletting is not in connection with a Permitted Assignment and/or the proposed assignment or subletting is for the remainder (or substantially all of the remainder) of the Term. Among other reasons, it shall be reasonable for Landlord to withhold its consent in any of these instances: (1) the proposed assignee or subtenant is a governmental agency; (2) in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or subtenant would entail any alterations that would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord; (3) in Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in areas of scientific research or other business concerns that are controversial such that they may (i) attract or cause negative publicity for or about the Building or the

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 21

Project, (ii) negatively affect the reputation of the Building, the Project or Landlord, (iii) attract protestors to the Building or the Project; (4) in Landlord’s reasonable judgment, the proposed assignee or subtenant lacks the creditworthiness to support the financial obligations it will incur under the proposed assignment or sublease; (5) in Landlord’s reasonable judgment, the character, reputation, or business of the proposed assignee or subtenant is inconsistent with the desired tenant-mix or the quality of other tenancies in the Project or is inconsistent with the type and quality of the nature of the Building; (6) Landlord has received from any prior landlord to the proposed assignee or subtenant a negative report concerning such prior landlord’s experience with the proposed assignee or subtenant; (7) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant; (8) the use of the Premises by the proposed assignee or subtenant will violate any applicable Legal Requirement; (9) the proposed assignee or subtenant, or any entity that, directly or indirectly, controls, is controlled by, or is under common control with the proposed assignee or subtenant, is then an occupant of the Project; (10) the proposed assignee or subtenant is an entity with whom Landlord is negotiating to lease space in the Project; or (11) the assignment or sublease is prohibited by Landlord’s lender. If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord’s notice electing to exercise the Assignment Termination. If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice. No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer. Tenant shall pay to Landlord a fee equal to One Thousand Five Hundred Dollars ($1,500) in connection with its consideration of any Assignment Notice and/or its preparation or review of any consent documents. Notwithstanding the foregoing, Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant (a “Control Permitted Assignment”) shall not be required, provided that Landlord shall have the right to approve the form of any such sublease or assignment. In addition, Tenant shall have the right to assign this Lease, upon 30 days prior written notice to Landlord (unless prior written notice is prohibited by law or contract, in which case Tenant shall provide Landlord with concurrent notice) but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the date of Tenant’s most current quarterly or annual financial statements, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of the assignment (a “Corporate Permitted Assignment”). Control Permitted Assignments and Corporate Permitted Assignments are hereinafter referred to as “Permitted Assignments.”

(c) Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(i) that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii) A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 22

documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the occupancy of any portion of the Premises by such proposed assignee or sublessee, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(d) No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. If the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of the rental payable under this Lease, (excluding however, any Rent payable under this Section) and actual and reasonable brokerage fees, legal costs and any design or construction fees directly related to and required pursuant to the terms of any such sublease)(“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

(e) No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or, with respect to liabilities arising from and after the date of the assignment, any assignee of Tenant from full and primary liability under the Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(f) Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) the proposed assignee or sublessee would be using different types or quantities of Hazardous Materials than those used by Tenant under this Lease and because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

23. Estoppel Certificate. Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 23

proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that, to the best of Tenant’s knowledge, there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth, to the best of Tenant’s knowledge, such further information with respect to the status of this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Following the original 10 business day period provided for in this Section 23, Tenant’s failure to deliver such statement within 5 business days after a second written notice from Landlord shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

24. Quiet Enjoyment. So long as Tenant is not in Default under this Lease, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25. Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

26. Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27. Subordination. This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust. As of the date of this Lease, there is no existing Mortgage encumbering the Project.

28. Surrender. Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 24

Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, subject to Applicable Laws (other than those relating to Hazardous Materials), free from any residual impact from the Tenant HazMat Operations and otherwise released without restriction arising from Tenant’s Hazmat Operations (the “Surrender Plan”). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant, which approval shall not be unreasonably withheld. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall reasonably request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the reasonable actual out-of pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $5,000. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 25

30. Environmental Requirements.

(a) Prohibition/Compliance/Indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project. Notwithstanding anything to the contrary contained in Section 28 and this Section 30, Tenant shall not be responsible for, and the indemnification and hold harmless obligation set forth in this paragraph shall not apply to (i) contamination in the Premises which Tenant can prove existed in the Premises immediately prior to the Commencement Date, or (ii) the presence of any Hazardous Materials in the Premises which Tenant can prove migrated from outside of the Premises into the Premises, unless in either case, the presence of such Hazardous Materials (x) is the result of a breach by Tenant of any of its obligations under this Lease, or (y) was caused, contributed to or exacerbated by Tenant or any Tenant Party.

(b) Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Material is brought onto, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation,

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 26

release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months). Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors. Except for any Hazardous Materials List or Haz Mat Documents that have become generally available to the public or that are required to be disclosed (e.g., to the fire department), Landlord shall treat each Hazardous Materials List and all Haz Mats Documents as confidential and shall not disclose the same other than (a) to Landlord’s environmental consultants and advisors and prospective lenders and purchasers of the Building, (b) to prospective tenants of all or a portion of the Premises, and (c) as may be required by applicable Legal Requirements.

(c) Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.

(d) Testing. Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use. Tenant shall be required to pay the cost of such annual test of the Premises if there is violation of this Section 30 or if contamination for which Tenant is responsible under this Section 30 is identified; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests; otherwise, such tests shall be paid for by Landlord. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions for which Tenant is responsible under this Section 30 identified by such testing in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

(e) Control Areas. Tenant shall be allowed to utilize up to its pro rata share of the Hazardous Materials inventory within any control area or zone (located within the Premises), as designated by the applicable building code, for chemical use or storage. As used in the preceding

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 27

sentence, Tenant’s pro rata share of any control areas or zones located within the Premises shall be determined based on the rentable square footage that Tenant leases within the applicable control area or zone. For purposes of example only, if a control area or zone contains 10,000 rentable square feet and 2,000 rentable square feet of a tenant’s premises are located within such control area or zone (while such premises as a whole contains 5,000 rentable square feet), the applicable tenant’s pro rata share of such control area would be 20%.

(f) Underground Tanks. If underground or other storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

(g) Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials for which Tenant is responsible under this Section 30 (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

(h) Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

31. Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located (to the extent in each case that Tenant has been provided an address for notice for such Holder or landlord) and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 28

Notwithstanding the foregoing, if any claimed Landlord default hereunder will immediately, materially and adversely affect Tenant’s ability to conduct its business in the Premises (a “Material Landlord Default”), Tenant shall, as soon as reasonably possible, but in any event within 3 business days of obtaining knowledge of such claimed Material Landlord Default, give Landlord written notice of such claim which notice shall specifically state that a Material Landlord Default exists and telephonic notice to Tenant’s principal contact with Landlord. Landlord shall then have 3 business days to commence cure of such claimed Material Landlord Default and shall diligently prosecute such cure to completion. If such claimed Material Landlord Default is not a default by Landlord hereunder, Landlord shall be entitled to recover from Tenant, as Additional Rent, any costs incurred by Landlord in connection with such cure in excess of the costs, if any, that Landlord would otherwise have been liable to pay hereunder. If Landlord fails to commence cure of any claimed Material Landlord Default as provided above, Tenant may commence and prosecute such cure to completion provided that it does not affect any Building Systems affecting other tenants, the Building structure or Common Areas, and shall be entitled to recover the costs of such cure (but not any consequential or other damages) from Landlord by way of reimbursement from Landlord with no right to offset against Rent, to the extent of Landlord’s obligation to cure such claimed Material Landlord Default hereunder, subject to the limitations set forth in the immediately preceding sentence of this paragraph and the other provisions of this Lease.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32. Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants or for any other business purpose. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use or Tenant’s parking under Section 10. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder.

33. Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34. Force Majeure. Except for the payment of Rent, neither Landlord nor Tenant shall be held responsible or liable for delays in the performance of its obligations hereunder when caused by,

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 29

related to, or arising out of acts of God, sinkholes or subsidence, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond their reasonable control (“Force Majeure”).

35. Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than Jones Lang LaSalle and Colliers International, Inc. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this Section 35, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

36. Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38. Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Interior signs on doors and the directory tablet shall be

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 30

inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type acceptable to Landlord. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering. The directory tablet shall be provided exclusively for the display of the name and location of tenants.

39. Rights to Expand.

(a) Expansion in the Building. Following the date of this Lease, Tenant shall have a one-time right, but not the obligation, to expand the Premises (the “Expansion Right”) to include the Expansion Space upon the terms and conditions in this Section. For purposes of this Section 39(a), “Expansion Space” shall mean shall mean the remaining 11,825 rentable square feet of space in the Building which is not occupied by a tenant or which is occupied by an existing tenant whose lease is expiring within 6 months or less and such tenant does not wish to renew (whether or not such tenant has a right to renew) its occupancy of such space. If the Expansion Space becomes available, Landlord shall, at such time as Landlord shall elect so long as Tenant’s rights hereunder are preserved, deliver to Tenant written notice (the “Expansion Notice”) of such Expansion Space, together with the terms and conditions on which Landlord is prepared to lease Tenant such Expansion Space. Tenant shall have 5 business days following delivery of the Expansion Notice to deliver to Landlord written notification of Tenant’s exercise of the Expansion Right (“Acceptance Notice”). Tenant shall be entitled to lease such Expansion Space upon the terms and conditions set forth in the Expansion Notice. If Tenant fails to deliver an Acceptance Notice to Landlord within the required 5 business day period, Tenant shall be deemed to have forever waived its rights under this Section 39(a) to lease the Expansion Space and Landlord shall have the right to lease the Expansion Space to any third party on any terms and conditions acceptable to Landlord. Notwithstanding anything to the contrary contained herein, if Landlord intends to within 6 months thereafter offer the Expansion Space at a base rent rate that is less than 95% of the base rent rate reflected in the Expansion Notice, Tenant’s Expansion Right pursuant to this Section 39(a) shall be restored. For purposes of this Section 39(a), the “base rent rate” shall be calculated by amortizing any free rent, economic allowances or other economic concessions offered by Landlord to Tenant and the applicable third party over the proposed term for the Expansion Space, and subtracting such amortized sum from the base rental rate offered to Tenant and the applicable third party so that there is an “apples to apples” comparison of rental rates.

(b) Amended Lease. If: (i) Tenant fails to timely deliver an Acceptance Notice, or (ii) after the expiration of a period of 10 days after Landlord’s delivery to Tenant of a lease amendment or lease agreement for Tenant’s lease of the Expansion Space, no lease amendment or lease agreement for the Expansion Space, reflecting the terms set forth in the Expansion Notice and otherwise acceptable to both parties each in their sole and absolute discretion, has been executed, Tenant shall be deemed to have waived its right to lease such Expansion Space.

(c) Exceptions. Notwithstanding the above, the Expansion Right shall, at Landlord’s option, not be in effect and may not be exercised by Tenant:

(i) during any period of time that Tenant is in Default under any provision of the Lease; or

(ii) if Tenant has been in Default under any provision of the Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Expansion Right.

(d) Termination. The Expansion Right shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Expansion Right, if, after such exercise, but prior to the commencement date of the lease of such Expansion Space, (i) Tenant fails to timely cure any default by Tenant under the Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Expansion Right to the date of the commencement of the lease of the Expansion Space, whether or not such Defaults are cured.

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 31

(e) Rights Personal. The Expansion Right is personal to Tenant and are not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease, except that they may be assigned in connection with any Permitted Assignment of this Lease.

(f) No Extensions. The period of time within which the Expansion Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Expansion Right.

40. Right to Extend Term. Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

(a) Extension Rights. Tenant shall have 1 right (an “Extension Right”) to extend the term of this Lease for 5 years (an “Extension Term”) on the same terms and conditions as this Lease (other than with respect to Base Rent and the Work Letter) by giving Landlord written notice of its election to exercise each Extension Right at least 9 months prior to the expiration of the Base Term of the Lease.

Upon the commencement of any Extension Term, Base Rent shall be payable at the Market Rate (as defined below). Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term by the Rent Adjustment Percentage. As used herein, “Market Rate” shall mean the then market rental rate as determined by Landlord and agreed to by Tenant, for space of comparable size, age quality (including all Alterations and other improvements) and level of finish in Class A laboratory/office buildings in the East and Mid Cambridge areas for a comparable term, taking into account all relevant factors, including free rent, allowances or other concessions, if any, and proximity to amenities and public transportation.

If, on or before the date which is 180 days prior to the expiration of the Base Term of this Lease, Tenant has not agreed with Landlord’s determination of the Market Rate during the first year of Extension Term after negotiating in good faith, Tenant shall be deemed to have elected arbitration as described in Section 40(b). Tenant acknowledges and agrees that, if Tenant has elected to exercise the Extension Right by delivering notice to Landlord as required in this Section 40(a), Tenant shall have no right thereafter to rescind or elect not to extend the term of the Lease for the Extension Term.

(b) Arbitration.

(i) Within 10 days of Tenant’s notice to Landlord of its election (or deemed election) to arbitrate Market Rate, each party shall deliver to the other a proposal containing the Market Rate that the submitting party believes to be correct (“Extension Proposal”). If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent for the first year of the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the first year of the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

(ii) The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 32

in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate is not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made. After the determination of the Market Rate, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate for the Extension Term.

(iii) An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the greater Cambridge metropolitan area, or (B) a licensed commercial real estate broker with not less than 15 years experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater Cambridge metropolitan area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

(c) Rights Personal. Extension Rights are personal to Tenant and are not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease, except that they may be assigned in connection with any Permitted Assignment of this Lease.

(d) Exceptions. Notwithstanding anything set forth above to the contrary, Extension Rights shall, a Landlord’s option, not be in effect and Tenant may not exercise any of the Extension Rights:

(i) during any period of time that Tenant is in Default under any provision of this Lease; or

(ii) if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise an Extension Right, whether or not the Defaults are cured.

(e) No Extensions. The period of time within which any Extension Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Rights.

(f) Termination. The Extension Rights shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.

41. Intentionally Omitted.

42. Asbestos.

(a) Notification of Asbestos. Landlord hereby notifies Tenant of the presence of asbestos-containing materials (“ACMs”) and/or presumed asbestos-containing materials (“PACMs”) within or about the Premises in the location identified in Exhibit G.

(b) Tenant Acknowledgement. Tenant hereby acknowledges receipt of the notification in paragraph (a) of this Section 42 and understands that the purpose of such notification is to make Tenant

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 33

and any agents, employees, and contractors of Tenant, aware of the presence of ACMs and/or PACMs within or about the Building in order to avoid or minimize any damage to or disturbance of such ACMs and/or PACMs.

/s/ BA
Tenant’s Initials

(c) Acknowledgement from Contractors/Employees. Tenant shall give Landlord at least 14 days’ prior written notice before conducting, authorizing or permitting any of the activities listed below within or about the Premises, and before soliciting bids from any person to perform such services. Such notice shall identify or describe the proposed scope, location, date and time of such activities and the name, address and telephone number of each person who may be conducting such activities. Thereafter, Tenant shall grant Landlord reasonable access to the Premises to determine whether any ACMs or PACMs will be disturbed in connection with such activities. Tenant shall not solicit bids from any person for the performance of such activities without Landlord’s prior written approval. Upon Landlord’s request, Tenant shall deliver to Landlord a copy of a signed acknowledgement from any contractor, agent, or employee of Tenant acknowledging receipt of information describing the presence of ACMs and/or PACMs within or about the Premises in the locations identified in Exhibit G prior to the commencement of such activities. Nothing in this Section 42 shall be deemed to expand Tenant’s rights under the Lease or otherwise to conduct, authorize or permit any such activities.

(i) Removal of thermal system insulation (“TSI”) and surfacing ACMs and PACMs (i.e., sprayed-on or troweled-on material, e.g., textured ceiling paint or fireproofing material);

(ii) Removal of ACMs or PACMs that are not TSI or surfacing ACMs or PACMs; or

(iii) Repair and maintenance of operations that are likely to disturb ACMs or PACMs.

43. Miscellaneous.

(a) Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b) Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c) Financial Information. Tenant shall furnish Landlord with true and complete copies of (i) Tenant’s most recent audited annual financial statements within 90 days of the end of each of Tenant’s fiscal years during the Term, (ii) Tenant’s most recent unaudited quarterly financial statements within 45 days of the end of each of Tenant’s first three fiscal quarters of each of Tenant’s fiscal years during the Term, (iii) at Landlord’s request from time to time, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, (iv) corporate brochures and/or profiles prepared by Tenant for prospective investors, and (v) any other financial information or summaries that Tenant typically provides to its lenders or shareholders. All information delivered by Tenant to Landlord pursuant to this paragraph shall be treated by Landlord as confidential information belonging to Tenant.

(d) Recordation. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 34

(e) Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(f) Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g) Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h) Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(i) Time. Time is of the essence as to the performance of Tenant’s obligations under this Lease.

(j) OFAC. Tenant, and all beneficial owners of Tenant, are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

(k) Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(l) Entire Agreement. This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein.

(m) No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 35

(n) Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses, gloves, gowns or jumpsuits, and booties. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

(o) Electrical Room. Tenant acknowledges that (i) the main electrical switchgear serving the entire Building is located in an electrical room located on the first floor of the Building, which electrical room may only be accessed from within the Premises, and (ii) the other tenant(s) of the Building will require access from time to time to such electrical room in order to access the main electrical switchgear serving their premises. Tenant agrees to provide any other tenant of the Building access to the electrical room in order to access the main electrical switchgear serving their premises promptly after reasonable prior notice (except in the event of an emergency in which case immediate access shall be provided) from such tenant that it requires access and at reasonable times (except in the case of an emergency in which case immediate access shall be provided). Tenant shall have the right to have a Tenant representative present during any such access. Tenant shall have no liability for any property damage or personal injury arising from another tenant’s (or such tenant’s contractors or representatives) entry onto the Premises or performance of work within the electrical room, nor shall Tenant have any liability for or be required to review, approve, or remove and work performed by another tenant (or such tenant’s contractors or representatives) within the electrical room.

[ Signatures on next page ]

Net Multi-Tenant Laboratory	99 Erie/Paratek - Page 36

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

PARATEK PHARMACEUTICALS, INC. a Delaware corporation

By:	/s/ Beverly Armstrong
Its:	Vice President

LANDLORD:

ARE-MA REGION NO. 33, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

	By:	ARE-QRS CORP., a Maryland corporation, general partner

		By:	/s/ Eric S. Johnson
		Its:	Vice President Real
Estate Legal Affairs

99 Erie/Paratek - Page 1

EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

99 Erie/Paratek - Page 2

99 Erie/Paratek - Page 1

EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT

Parcel One: 99 Erie Street, Cambridge, Massachusetts

That certain parcel of land situated on Erie Street, Cambridge, Middlesex County, Massachusetts being more particularly bounded and described as follows:

Being shown as Lot A1 on a plan entitled “Plan of Land in Cambridge, Mass. Surveyed fro Stimpson Investment Corp.”, dated December 30, 1947, by W.A. Mason & Son Co., Surveyors, recorded with Middlesex County, (Southern District) Registry of Deeds at the end of Book 7237.

Together with the benefit of a fifty (50) foot wide passageway shown on the above mentioned plan.

Parcel Two: 202 Brookline Street, Cambridge, Massachusetts

BEGINNING at a boundary stone at or near the point where the southwesterly line of Erie Street intersects the southeasterly line of Brookline Street;

thence running southeasterly on said Erie Street about seventy-nine (79) feet;

thence turning and running southwesterly by land now or formerly of one Flagg, sixty (60) feet;

thence turning and running northwesterly parallel to said Erie Street about seventy six and 92/100 (76.92) feet to said Brookline Street;

thence turning and running northeasterly by said Brookline Street to the point of beginning.

Parcel Three: 206-208 Brookline Street, Cambridge, Massachusetts

That certain parcel of land situate in Cambridge, in the County of Middlesex, Commonwealth of Massachusetts, described as follows:

Northwesterly by Brookline Street, forty feet;

Northeasterly by land now or formerly of Myles Cosgrove, seventy-six and 75/100 feet;

Southeasterly by land now or formerly of J.W. Bishop Co., forty feet; and

Southwesterly by lands now or formerly of Simon Myerson and of Carmine Simone et al, seventy-five feet.

All of said boundaries are determined by the Court to be located as shown on a plan, as modified and approved by the Court, filed in the Land Registration Office, a copy of a portion of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 300, Page 365 with Certificate 47483, (Plan No. 17636A).

Together with the benefit of the non-exclusive easements and rights, terms and provisions of Declaration of Reciprocal Easements and Covenants dated as of October 2, 2005 by and among HFS Investment, L.C. and John W. Stimpson & J. Louis Newell, Jr., as Trustees under the Will of Harry F. Stimpson (Norfolk County Probate Case No. 99898) and recorded in Book 46323, Page 233.

Square footage is not insured.

Work Letter – Tenant Build	99 Erie/Paratek - Page 1

EXHIBIT C TO LEASE

WORK LETTER

THIS WORK LETTER dated January 31, 2012 (this “Work Letter”) is made and entered into by and between ARE-MA REGION NO. 33, LLC, a Delaware limited liability company (“Landlord”), and PARATEK PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease Agreement dated January 31, 2012 (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1. General Requirements.

(a) Tenant’s Authorized Representative. Tenant designates Beverly Armstrong and Rachid Mechiche (either such individual acting alone, “Tenant’s Representative”) as the only persons authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change either Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord. Neither Tenant nor Tenant’s Representative shall be authorized to direct Landlord’s contractors in the performance of Landlord’s Work (as hereinafter defined).

(b) Landlord’s Authorized Representative. Landlord designates Joe Maguire and Jo Ann Merlino-Rogers (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant. Landlord’s Representative shall be the sole persons authorized to direct Landlord’s contractors in the performance of Landlord’s Work.

(c) Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that: (i) the general contractor and any subcontractors for the Tenant Improvements shall be selected by Landlord, subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, and (ii) R.E. Dinneen Architects & Planners, Inc. shall be the architect (the “TI Architect”) for the Tenant Improvements.

2. Tenant Improvements.

(a) Tenant Improvements Defined. As used herein, “Tenant Improvements” shall mean all improvements to the Project of a fixed and permanent nature as shown on the TI Construction Drawings, as defined in Section 2(c) below. Other than Landlord’s Work (as defined in Section 3(a) below, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy.

(b) Tenant’s Space Plans. Landlord and Tenant acknowledge and agree that the plan prepared by the TI Architect attached to this Work Letter as Annex 3 (the “Space Plans”) has been approved by both Landlord and Tenant. Landlord and Tenant further acknowledge and agree that any changes to the Space Plan constitute a Change Request the cost of which changes shall be paid for out of the TI Fund. Tenant shall be solely responsible for all costs incurred by Landlord to alter the Building (or Landlord’s plans for the Building) as a result of Tenant’s requested changes.

(c) Working Drawings. Landlord shall cause the TI Architect to prepare and deliver to Tenant for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared

Work Letter – Tenant Build	99 Erie/Paratek - Page 2

substantially in accordance with the Space Plans. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements. Tenant shall deliver its written comments on the TI Construction Drawings to Landlord not later than 10 business days after Tenant’s receipt of the same; provided, however, that Tenant may not disapprove any matter that is consistent with the Space Plans without submitting a Change Request. Landlord and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Tenant how Landlord proposes to respond to such comments, but Tenant’s review rights pursuant to the foregoing sentence shall not delay the design or construction schedule for the Tenant Improvements. Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof. Provided that the design reflected in the TI Construction Drawings is consistent with the Space Plans, Tenant shall approve the TI Construction Drawings submitted by Landlord, unless Tenant submits a Change Request. Once approved by Tenant, subject to the provisions of Section 4 below, Landlord shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(b) below)(and in such case, Landlord shall give Tenant prior notice before making such modification).

(d) Approval and Completion. It is hereby acknowledged by Landlord and Tenant that the TI Construction Drawings must be completed and approved not later than 10 days after the mutual execution and delivery of the Lease by the parties, in order for the Landlord’s Work to be Substantially Complete by the Target Commencement Date (as defined in the Lease). Upon any dispute regarding the design of the Tenant Improvements, which is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Fund (as defined in Section 5(d) below), and (iii) Tenant’s decision will not affect the base Building, structural components of the Building or any Building systems. Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

3. Performance of Landlord’s Work.

(a) Definition of Base Building Improvements and Landlord’s Work. As used herein, the term, “Base Building Improvements” shall mean the improvements to the Building reflected on Annex 1 attached to this Work Letter. The Base Building Improvements, as reflected on Annex 1, shall be constructed at Landlord sole cost and expense and the costs thereof shall not be deducted from the TI Allowance. As used herein, the term “Landlord’s Work” shall mean collectively the work of constructing the Base Building Improvements and the Tenant Improvements. Notwithstanding anything to the contrary contained in this Work Letter, Landlord shall cause, at Landlord’s sole cost and expense, the remediation prior to the Commencement Date, in a manner acceptable to Landlord in its sole and absolute discretion and otherwise in compliance with Legal Requirements, of Hazardous Materials discovered in the Premises during the construction of Landlord’s Work requiring remediation.

(b) Commencement and Permitting. Landlord shall commence construction of the Tenant Improvements upon obtaining a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Tenant. The cost of obtaining the TI Permit shall be payable from the TI Fund. Tenant shall assist Landlord in obtaining the TI Permit. If any Governmental Authority having jurisdiction over the construction of Landlord’s Work or any portion thereof shall impose terms or conditions upon the construction thereof that: (i) are inconsistent with Landlord’s obligations hereunder, (ii) increase the cost of constructing Landlord’s Work, or (iii) will materially delay the construction of Landlord’s Work, Landlord and Tenant shall reasonably and in good faith seek means by which to mitigate or eliminate any such adverse terms and conditions.

(c) Completion of Landlord’s Work. On or before the Target Commencement Date (subject to Tenant Delays and Force Majeure delays), Landlord shall substantially complete or cause to

Work Letter – Tenant Build	99 Erie/Paratek - Page 3

be substantially completed the Tenant Improvements and the Base Building Improvements in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature that do not interfere with the use of the Premises (“Substantial Completion” or “Substantially Complete”). Upon Substantial Completion of the Tenant Improvements and the Base Building Improvements, Landlord shall require the TI Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704. For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comply with any request by Tenant for modifications to the Tenant Improvements; (iii) to comport with good design, engineering, and construction practices that are not material; or (iv) to make reasonable adjustments for field deviations or conditions encountered during the construction of the Tenant Improvements and Base Building Improvements.

(d) Selection of Materials. Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Landlord and Tenant, the option will be selected at Landlord’s sole and absolute subjective discretion. As to all building materials and equipment that Landlord is obligated to supply under this Work Letter, Landlord shall select the manufacturer thereof in its reasonable discretion.

(e) Delivery of the Premises. When the Tenant Improvements and Base Building Improvements are Substantially Complete, subject to the remaining terms and provisions of this Section 3(e), Tenant shall accept the Premises. Tenant’s taking possession and acceptance of the Premises shall not constitute a waiver of: (i) any warranty with respect to workmanship (including installation of equipment) or material (exclusive of equipment provided directly by manufacturers), (ii) any non-compliance of Landlord’s Work with applicable Legal Requirements, or (iii) any claim that the Tenant Improvements were not completed substantially in accordance with the TI Construction Drawings (subject to Minor Variations and such other changes as are permitted hereunder) or that the Base Building Improvements were not completed substantially in accordance with Annex 1 (subject to Minor Variations and such other changes as are permitted hereunder)(collectively, a “Construction Defect”). Tenant shall have one year after Substantial Completion within which to notify Landlord of any such Construction Defect discovered by Tenant, and Landlord shall use reasonable efforts to remedy or cause the responsible contractor to remedy any such Construction Defect within 30 days thereafter. Notwithstanding the foregoing, Landlord shall not be in default under the Lease if the applicable contractor, despite Landlord’s reasonable efforts, fails to remedy such Construction Defect within such 30-day period, in which case Landlord shall continue to use reasonable efforts to repair such Construction Defect within a reasonable period.

Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties relating to equipment installed in the Premises. If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne solely out of the TI Fund. Landlord and Tenant shall perform a joint walk-through of the Premises upon Substantial Completion to identify the punch list items, if any, to be completed by Landlord. Landlord shall promptly undertake and complete, or cause to be completed, all punch list items.

(f) Commencement Date Delay. Except as otherwise provided in the Lease, Delivery of the Premises shall occur when Landlord’s Work has been Substantially Completed, except to the extent that completion of Landlord’s Work shall have been actually delayed by any one or more of the following causes (“Tenant Delay”):

(i) Tenant’s Representative was not available within 2 business days to give or receive any Communication or to take any other action required to be taken by Tenant hereunder;

Work Letter – Tenant Build	99 Erie/Paratek - Page 4

(ii) Tenant’s request for Change Requests (as defined in Section 4(a) below) whether or not any such Change Requests are actually performed;

(iii) Construction of any Change Requests;

(iv) Except for items with unusually long lead times reflected in the preliminary budget attached to this Work Letter as Annex 2, materials, finishes or installations requiring unusually long lead times provided that promptly after Landlord learns of such long lead time items, Landlord informs Tenant that the requested items will require unusually long lead times;

(v) Tenant’s delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein;

(vi) Tenant’s delay in providing information critical to the normal progression of the Project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of any request for such information from Landlord;

(vii) Tenant’s delay in making payments to Landlord for Excess TI Costs (as defined in Section 5(d) below);

(viii) Tenant’s interference with Landlord’s Work in connection with Tenant’s access to the Premises or the Project pursuant to Section 6 of this Work Letter; or

(ix) Any other act at the Premises by Tenant or any Tenant Party (as defined in the Lease), or persons employed by any of such persons that continues for more than one (1) day after Landlord’s notice thereof to Tenant.

Landlord shall provide notice to Tenant promptly following the occurrence of a Tenant Delay that such a Tenant Delay has occurred. If Delivery is delayed for any of the foregoing reasons, then Landlord shall cause the TI Architect to certify the date on which the Tenant Improvements would have been completed but for such Tenant Delay and such certified date shall be the date of Delivery.

4. Changes. Any changes requested by Tenant to the Tenant Improvements after the delivery and approval by Landlord of the Space Plan shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord and the TI Architect, such approval not to be unreasonably withheld, conditioned or delayed.

(a) Tenant’s Request For Changes. If Tenant shall request changes to the Tenant Improvements (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall, before proceeding with any Change, use commercially reasonable efforts to respond to Tenant as soon as is reasonably possible with an estimate of: (i) the time it will take, and (ii) the architectural and engineering fees and costs that will be incurred, to analyze such Change Request (which costs shall be paid from the TI Fund to the extent actually incurred, whether or not such change is implemented). Landlord shall thereafter submit to Tenant in writing, within 5 business days of receipt of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request), an analysis of the additional cost or savings involved, including, without limitation, architectural and engineering costs and the period of time, if any, that the Change will extend the date on which Landlord’s Work will be Substantially Complete. Any such delay in the completion of Landlord’s Work caused by a Change, including any suspension of Landlord’s Work while any such Change is being evaluated and/or designed, shall be Tenant Delay.

(b) Implementation of Changes. If Tenant: (i) approves in writing the cost or savings and the estimated extension in the time for completion of Landlord’s Work, if any, and (ii) if applicable,

Work Letter – Tenant Build	99 Erie/Paratek - Page 5

deposits with Landlord any Excess TI Costs required in connection with such Change, Landlord shall cause the approved Change to be instituted. Notwithstanding any approval or disapproval by Tenant of any estimate of the delay caused by such proposed Change, the TI Architect’s determination of the amount of Tenant Delay in connection with such Change shall be final and binding on Landlord and Tenant.

5. Costs.

(a) Budget For Tenant Improvements. Before the commencement of construction of the Tenant Improvements, Landlord shall obtain a detailed breakdown by trade of the costs incurred or that will be incurred in connection with the design and construction of the Tenant Improvements (the “Budget”). Landlord shall enter into a guaranteed maximum price contract with the general contractor for the construction of the Tenant Improvements. If the Budget is greater than the TI Allowance, Tenant shall deposit with Landlord the portion of the Excess TI Costs (as defined in Section 5(d)) which Tenant is responsible to deliver pursuant to Section 5(d), in cash, prior to the commencement of construction of the Tenant Improvements or Changes, for disbursement by Landlord as described in Section 5(d).

(b) Landlord shall make available to Tenant a tenant improvement allowance (collectively, the “TI Allowance”) as follows:

1. a “Tenant Improvement Allowance” in the maximum amount of $79.00 per rentable square foot in the Premises, or $1,274,665 in the aggregate, which is included in the Base Rent set forth in the Lease; and

2. if requested by Tenant, an “Additional Tenant Improvement Allowance” in an amount equal to 50% of the first $20.00 per rentable square foot of the Premises of Excess TI Costs (as defined in Section 5(d) below) incurred, which shall, to the extent used, result in TI Rent as set forth in Section 4(b) of the Lease.

The TI Allowance shall be disbursed in accordance with this Work Letter. Tenant shall have no right to the use or benefit (including any reduction to or payment of Base Rent) of any portion of the TI Allowance not required for the construction of (i) the Tenant Improvements described in the TI Construction Drawings approved pursuant to Section 2(d) or (ii) any Changes pursuant to Section 4; provided, however that Tenant may use any unused TI Allowance for upgrades of the base Building and Building Systems affecting the Premises, as well as installation of security, card access and building management systems or audio/visual wiring (all of which items shall become part of the Premises and may not be removed by Tenant at any time during the Term or at the expiration or earlier termination of the Term) desired by Tenant and reasonably acceptable to Landlord.

(c) Costs Includable in TI Fund. The TI Fund shall be used solely for the payment of design, permits and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of preparing the Space Plans and the TI Construction Drawings, all costs set forth in the Budget, including Landlord’s Administrative Rent, Landlord’s out-of-pocket expenses, costs resulting from Tenant Delays and the cost of Changes (collectively, “TI Costs”). Notwithstanding anything to the contrary contained herein, the TI Fund shall not be used to purchase any furniture, personal property or other non-Building system materials or equipment, including, but not limited to, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements. Notwithstanding anything to the contrary contained herein, Tenant may use a portion of the Tenant Improvement Allowance, up to $2.50 per rentable square foot of the Premises, for Tenant’s voice and data cabling.

(d) Excess TI Costs. Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance. If at any time the remaining TI Costs under the Budget exceed the remaining unexpended TI Allowance, Tenant shall deposit with Landlord, as a condition precedent to Landlord’s obligation to complete the Tenant Improvements, 100%

Work Letter – Tenant Build	99 Erie/Paratek - Page 6

of the then current TI Cost in excess of the remaining TI Allowance (“Excess TI Costs”). If Tenant fails to deposit any Excess TI Costs with Landlord, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge). For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed Rent under the Lease. The TI Allowance and Tenant Portion are herein referred to as the “TI Fund.” Notwithstanding anything to the contrary set forth in this Section 5(d), Tenant shall be fully and solely liable for TI Costs and the cost of Minor Variations in excess of the TI Allowance. If upon completion of the Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed portion of the TI Fund, Tenant shall be entitled to such undisbursed TI Fund solely to the extent of any Excess TI Costs deposit Tenant has actually made with Landlord.

6. Tenant Access.

(a) Tenant’s Access Rights. Landlord hereby agrees to permit Tenant access, at Tenant’s sole risk and expense, to the Building during the period of Landlord’s performance of Landlord’s Work (i) to occupy the Second Floor Premises in accordance with Section 2 of the Lease, (ii) to perform any work (“Tenant’s Work”) required by Tenant other than Landlord’s Work, provided that such Tenant’s Work is coordinated with the TI Architect and the general contractor, and complies with the Lease and all other reasonable restrictions and conditions Landlord may impose, and (ii) prior to the completion of Landlord’s Work, to inspect and observe work in process; all such access shall be during normal business hours or at such other times as are reasonably designated by Landlord. Notwithstanding the foregoing, Tenant shall have no right to enter onto the Premises or the Project unless and until Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating that any insurance reasonably required by Landlord in connection with such pre-commencement access (including, but not limited to, any insurance that Landlord may require pursuant to the Lease) is in full force and effect. Any entry by Tenant shall comply with all established safety practices of Landlord’s contractor and Landlord until completion of Landlord’s Work and acceptance thereof by Tenant.

(b) No Interference. Neither Tenant nor any Tenant Party (as defined in the Lease) shall interfere with the performance of Landlord’s Work, nor with any inspections or issuance of final approvals by applicable Governmental Authorities, and upon any such interference, Landlord shall have the right to exclude Tenant and any Tenant Party from the Premises and the Project until Substantial Completion of Landlord’s Work.

(c) No Acceptance of Premises. The fact that Tenant may, with Landlord’s consent, enter into the Project prior to the date Landlord’s Work is Substantially Complete for the purpose of performing Tenant’s Work shall not be deemed an acceptance by Tenant of possession of the Premises, but in such event Tenant shall defend with counsel reasonably acceptable by Landlord, indemnify and hold Landlord harmless from and against any loss of or damage to Tenant’s property, completed work, fixtures, equipment, materials or merchandise, and from liability for death of, or injury to, any person, caused by the act or omission of Tenant or any Tenant Party.

7. Miscellaneous.

(a) Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, unless expressly set forth herein to the contrary.

(b) Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

Work Letter – Tenant Build 99 Erie/Paratek - Page 7

ANNEX 1

Base Building Improvements

RICHMOND

Paratek
99 Erie Street
Cambridge, Ma

Responsibility Matrix

1/17/2011

Division/Description	Base Bldg.	Tenant
Demolition/Temporary Protection/Daily Cleaning		
Selective demolition	X	
Concrete		
Trenching for underground plumbing		X
Footings for new columns	X	
Equipment pads	X	
Structural Steel/Misc. Metals		
New columns	X	
Roof reinforcement at new RTUs	X	
Acoustic screen support steel	X	
Acoustic screen	X	
Carpentry		
Door and Hardware installation		X
Roof framing at RTU supports - Material	X	
Roof framing labor	X	
Roof framing at duct penetrations	X	
Install specialties		X

1 of 5

ALEXANDRIA.
Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Work Letter – Tenant Build **99 Erie/Paratek - Page 8**

Division/Description	Base Bldg.	Tenant
Roofing and Caulking		
Flash roof top unit curbs	X	
Flash exhaust curbs	X	
Flash acoustic screen connection points	X	
Flash hot water heater flues	X	
Flash boiler flues	X	
Remove curbs from abandoned units and repair	X	
Roof Protection	X	
Roof safety rail	X	
ACF caulking		X
Seal casework edges and penetrations in laboratories and support spaces		X
Doors/Frames/Hardware		
Mechanical room and janitor closet doors	X	
Tenant doors		X
Glazing		
Door Glass		X
Laboratory viewing windows		X
Gypsum Drywall		
Mechanical room partitions	X	
New tenant partitions		X
Ceilings		
New ceilings in lab spaces		X
Remove/replace ceiling to remain for utility and structural access	X	
Resilient Flooring		
New carpet in open office area (Col. Lines 10 - 13)		X
VCT in Chemistry, BL2, Pharmacokinetics and Storage		X
Epoxy Flooring		
Seamless epoxy flooring with integral base		X
Painting		
New walls		X
Door and frames		X

2 of 5

ALEXANDRIA.

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Work Letter – Tenant Build 99 Erie/Paratek - Page 9

Division/Description	Base Bldg.	Tenant
Specialties		
Fire extinguishers and cabinets - existing to remain		X
Window Treatments - existing to remain		X
Corner guards		X
ACF bumper guards		X
Signage By owner		X
Projectors		X
Projection screens		X
Equipment		
Infill cold room door		X
Cagewasher - by Paratek		N/A
Autoclave service/restart (Ranger)	X	
Service/restart RODI system (MarCor)	X	
Service/restart acid neutralizaiton system (PPM)	X	
Service/restart air compressor and vacuum pump (Air Energy)	X	
Laboratory Casework		
Relocate and paint 6' fume hoods - LFIS quote		X
8' walk in fume hoods		X
8' walk in fume hoods extra depth		X
Relocate existing casework on site		X
Base cabinets new		X
60" epoxy top - new		X
36" epoxy top - new		X
Reagent shelving - new		X
Two line laminate shelving - new		X
Epoxy sink		X
Drying rack		X
Ceiling utility panels		X
Glasswash scullery sink (Existing Paratrek Sink Relocated)		X
Fire Protection		
Relocation of heads to conform to revised layout		X

3 of 5

ALEXANDRIA

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Work Letter – Tenant Build **99 Erie/Paratek - Page 10**

Division/Description	Base Bldg.	Tenant
Plumbing		
Lab waste and vent for new sinks		X
Sanitary waste and vent piping at janitor closet, boiler room and ACF		X
Floor drains at ACF, boiler room and glasswash		X
Replace existing non-potable water heaters and mixing valves	X	
Electric water cooler	X	
Tepid water heater and circulator pump	X	
Tepid water distribution and new shower/eyewash units		X
Utility gas distribution		X
RODI distribution		X
Natural gas service upsize and distribution to HVAC equipment	X	
HVAC		
Rooftop air handlers	X	
Rooftop exhaust fans	X	
Tek Air hood management system		X
ACF humidifier		X
Split system for IT room		X
Hot water boiler	X	
Hot water pumps	X	
Hot water reheat coils		X
Hot water unit heaters	X	
Rooftop duct connections	X	
Duct distribution below roof line		X
Insulation of all supply ductwork and hot water piping water piping		X
Controls modification by base building vendor		X
Electrical and Fire Alarm		
Temporary lighting	X	
Mechanical power wiring	X	
Power to tenant equipment		X
Lighting		X
Fire alarm		
Interior system modifications and programming		X
Connections - HVAC equipment to building system	X	
Stand by power - connect to existing system		X
Tel/data rough and cabling		X
Equipment alarm rough		X
Equipment alarm cabling		X
Load bank testing and generator repairs (Power Product Systems)	X	

4 of 5

ALEXANDRIA.
Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Work Letter - Tenant Build 99 Erie/Paratek - Page 11

Division/Description Base Bldg. Tenant

General

Fire watch X

MEP relocations due to interference with new systems X

Police details X

5 of 5

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary - Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Work Letter - Tenant Build 99 Erie/Paratek - Page 12

ANNEX 2

Preliminary Budget

Paratek

99 Erie Street

Cambridge, MA

12/29/2011

Description 12/29/2011 Estimate 12/6/2011 Estimate Difference Cost PSF Core and Shell Core Shell PSF

Demolition/Temporary Protection/Daily Cleaning $44,581 $44,997 -$416 $2.76 $30,281 $1.88

Concrete $30,875 $30,875 $0 $1.91 $12,000 $0.74

Structural Steel/Misc. Metals $256,000 $256,000 $0 $15.87 $256,000 $15.87

Carpentry $49,930 $54,098 -$4.168 $3.09 $33,058 $2.05

Millwork $0 $0 $0 $0.00 $0 $0.00

Roofing and Caulking $54,700 $55,700 -$1,000 $3.39 $49,620 $3.08

Doors/Frames/Hardware $28,600 $22,600 $6,000 $1.77 $0 $0.00

Glazing $2,562 $2,562 $0 $0.16 $0 $0.00

Gypsum Drywall $57,828 $60,936 -$3,108 $3.58 $0 $0.00

Ceilings $27,262 $28,048 -$786 $1.69 $0 $0.00

Resilient Flooring $23,898 $21,167 $2,731 $1.48 $0 $0.00

Epoxy Flooring $13,185 $21,645 -$8,460 $0.82 $0 $0.00

Painting $22,267 $22,843 -$576 $1.38 $0 $0.00

Specialties $6,390 $7,110 -$720 $0.40 $0 $0.00

Equipment $24,395 $24,395 $0 $1.51 $0 $0.00

Laboratory Casework $97,011 $186,198 -$89.187 $6.01 $0 $0.00

Fire Protection $9,400 $9,400 $0 $0.58 $3,760 $0.23

Plumbing $202,333 $208,591 -$6,258 $12.54 $80,933 $5.02

HVAC $758,540 $782,000 -$23,460 $47.01 $365,000 $22.62

Electrical/Fire Alarm/Tel/Data $159,303 $122,448 $36,855 $9.87 $63,721 $3.95

General $17,742 $17,742 $0 $1.10 $12,742 $0.79

Supervision and General Conditions $124,225 $124,225 $0 $7.70 $53,470 $3.31

Engineering $89,668 $89,668 $0 $5.56 $38,960 $2.41

Insurance and Permits $50,417 $52,638 -$2,221 $3.12 $20,369 $1.26

Contingency $105,035 $109,662 -$4,627 $6.51 $42,436 $2.63

Overhead and Profit $146,650 $153,111 -$6,461 $9.09 $59,248 $3.67

$2,402,796 $2,508.659 -$105,863 $148.92 $1,121,598 $69.51

Qualifications

1 We have assumed that the existing RODI system can accommodate increased load.

2 It is assumed that Paratek’s use of flammables will remain with allowable limits and that material will be stored in approved containers.

Alternates

1 Relocate and install Paratek’s existing foam suppression fire protection system. Allowance item. 1 ALW $30,000

2 Transfer air ventilation system for ACF backup. ADD $19,500

Core and Shell PSF $70

Tl PSF $79

Overall PSF $149

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary - Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Work Letter - Tenant Build 99 Erie/Paratek - Page 13

RICHMOND

Paratek

99 Erie Street

Cambridge, Ma 12/29/2011

Division/Description Qty UM Unit $ Line Sum Div. Sum Core Shell Core Shell

Demolition/Temporary Protection/Daily Cleaning

Demolition

Remove drywall partitions 132 lf 26 3,432 3,432

Ceilings 5,260 sf 0.66 3,472 3,472

Flooring 6,400 sf 1.00 6,400 6,400

Casework 96 lf 12.00 1,152 1,152

Dumpsters 3 ea 675.00 2,025 2,025

Daily cleaning 60 days 360 21,600 10,800

Temporary Protection

Material 1 ls 6,500 6,500 3,000

Labor included

$44,581 $30,281

Concrete

Trenching and concrete replacement for underground plumbing 115 lf 125 14,375

Cagewasher pl NIC

Footings for new columns 2 ea 6,000 12,000 12,000

Equipment pads 6 ea 750 4,500

$30,875 $12,000

Structural Steel/Misc. Metals

New columns

Roof reinforcement at new RTUs 1 ls 12,000 12,000 12,000

Acoustic screen support steel 1 quote 79,000 79,000 79,000

Acoustic screen 3,000 sf 55 165,000 165,000

$256,000 $256,000

Carpentry

Door and Hardware installation

New doors and hardware 20 opng 390 7,800

Blocking, backboards, equipment support 1 ls 2,000 2,000

Roof framing at RTU supports - Material 1 ls 8,000 8,000 8,000

Roof framing labor 12 days 874 10,488 10,488

Roof framing at duct penetrations 6 ea 1,700 10,200 10,200

Install specialties 1 day 850 850

General carpentry 8 days 874 6,992 4,370

Barricades/safety rails 4 mos 900 3,600

$49,930 $33,058

Millwork

No scope identified NIC

Roofing and Caulking

Roof Work

Flashing of equipment vents 4 ea 180 720

Flash roof top unit curbs 6 ea 1,260 7,560 7,560

Flash exhaust curbs 4 ea 560 2,240 2,240

Flash acoustic screen connection points 72 ea 260 18,720 18,720

Flash hot water heater flues 3 ea 460 1,380 1,380

Flash boiler flues 2 ea 480 960

Remove curbs from abandoned units and repair 6 ea 1,250 7,500 7,500

Pipe and conduit penetrations 4 ea 180 720 720

Roof Protection 900 sf 12 10,800 10,800

Roof safety rail 4 mo 175 700 700

Caulking

ACF caulking 1 ls 1,000 1,000

Seal casework edges and penetrations in laboratories and support spaces 2 days 850 1,700

Material 1 ls 700 700

$54,700 $49,620

2 of 5

ALEXANDRIA©

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary - Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Work Letter – Tenant Build 99 Erie/Paratek - Page 14

Division/Description Qty UM Unit $ Line Sum Div. Sum Core Shell Core Shell

Doors/Frames/Hardware

3’0” x 70” Flush Hollow metal w/lockset, gaskets, door bootom kick plates, closer butts, stop 1 ea 1,750 1,750

3’6” x 7’0” Flush Hollow metal w/lockset, gaskets, door bootom kick plates, closer butts, stop at holding rooms 4 ea 1,860 7,440

3’0” x 7’0” Flush HM w/HM frame, lockset, closer, butts, stop 3 ea 1,180 3,540

3’0” x 7’0” HM w/HM frame, lockset, kick plates, closer, butts, stop vision kit 3 ea 1,290 3,870

4’0” x 7’0” HM w/HM frame, closer, lockset, kick plates, gaskets, door bottom vision kit, flush bolts and astragal 3 ea 1,480 4,440

5’0” x 7’0” HM with HM frame, closer, lockset, flush bolts, butts, stop, vision kit 12/19 add five doors 1 ea 1,560 1,560

5 ea 1,200 6,000

$28,600

Glazing

Door Glass

24” x 36” vision panel at manufacturing doors 7 ea 126 882

Laboratory viewing windows 3 ea 560 1,680

$2,562

Gypsum Drywall

New partitions

Walls to 6” above ceiling 260 lf 111 28,860

Walls to deck 81 lf 135 10,935

Extend existing walls to deck 122 lf 78 9,516

Infills 3 ea 419 1,257

Perimeter walls - 25% replacement of existing 80 lf 47 3,760

Patching and interface with existing finishes 1 ls 3,500 3,500

$57,828

Ceilings

2’x2” tile in fineline grid in office/administrative areas 200 sf 3.90 780

2’x4” tile in 15/16” grid in Chemistry, BL2, Dark Room and Pharmacokinetics 3,825 sf 3.26 12,470

2x4 vinyl faced layin tile in ACF, Glasswash, Tissue Culture and storage rooms 2,235 sf 4.65 10,393

Remove/replace ceiling to remain for utility and structural access 2,000 sf 1.81 3,620

$27,262

Resilient Flooring

New carpet in open office area (Col. Lines 10 - 13) 50 sy 40 2,000

VCT in Chemistry, BL2, Pharmacokinetics and Storage 4,838 sf 2.48 11,998

Vinyl base 1,200 lf 2 2,400

Floor prep estimate 1 alw 7,500 7,500

$23,898

Epoxy Flooring

Seamless epoxy flooring with integral base in ACF, and two flammable storage rms and glasswash 1,465 sf 9 13,185

$13,185

Painting

New walls 6,114 sf 0.96 5,869

Existing walls 12,280 sf 0.80 9,824

Door and frames

Frames 30 ea 78 2,340

Door leaves 41 ea 74 3,034

Repaint common areas, interface with existing finishes 1 ls 1,200 1,200

$22,267

Specialties

Fire extinguishers and cabinets - existing to remain NIC

Window Treatments - existing to remain NIC

Corner guards 6 ea 225 1,350

ACF bumper guards 105 lf 48 5,040

Signage By owner NIC

Projectors NIC

Projection screens NIC

$6,390

Equipment

Infill cold room door 1 ea 1,100 1,100

Cagewasher - by Paratek

Autoclave service/restart (Ranger) 1 ls 460 460

Service/restart RODI system (MarCor) 1 ls 9,289 9,289

Service/restart acid neutralization system (PPM) 1 ls 10,100 10,100

Service/restart air compressor and vacuum pump (Air Energy) 1 ls 3,446 3,446

$24,395

3 of 5

ALEXANDRIA©

Copyright 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Work Letter - Tenant Build 99 Erie/Paratek - Page 15

Division/Description Qty UM Unit $

Line Sum Div. Sum Core Shell Core Shell

Laboratory Casework

12/20 Relocate and paint 6’ fume hoods - LFIS quote 5 ea 2,395 11,975

8’ walk in fume hoods 2 ea 13,600 27,200

8’ walk in fume hoods extra depth 1 ea 15,600 15,600

Relocate existing casework on site 50 lf 225 11,250

Base cabinets new 60 lf 198 11,880

60” epoxy top - new NIC

36” epoxy top - new 48 lf 72 3,456

Reagent shelving - new NIC

Two line laminate shelving - new 20 lf 90 1,800

Epoxy sink 5 ea 576 2,880

Drying rack 5 ea 574 2,870

Laboratory tables NIC

Ceiling utility panels 8 300 2,400

Glasswash scullery sink 1 ea 5,700 5,700 $97,011

Fire Protection

Vendor budget for relocation of heads to conform to revised layout 1 quote 9,400,00 9,400

$9,400 $3,760

Plumbing

Vendor pricing 1 ls 208,591

Lab waste and vent for new sinks 1 ls included

Sanitary waste and vent piping at janitor closet, boiler room and ACF 1 ls included

Floor drains at ACF, boiler room and glasswash 2 ea included

Replace existing non-potable water heaters and mixing valves 2 ea included

Electric water cooler 1 ea included

Tepid water

Water heater and circulator pump 1 ls included

New eyewash/emergency shower units 4 ea included

Utilities

Vacuum - connect to existing; distribution per matrix 1 ls included

Compressed Air - connect to existing; distribution per matrix 1 ls included

RODI distribution to five new use points 1 ls included

RODI feed to ACF humidifier 1 ls included

Natural gas

Upsize main from meter 1 ls included

Service to HVAC equipment 1 ls included

12/19/2011 budget adjustment for buyout savings -1 ls 6,258 -6,258 $202,333 $80,933

HVAC

Vendor pricing 1 Is 782,000

Semi custom packaged makeup air units 3 ea included

Packaged roof top units 3 ea included

Tek Air hood management system 1 ls included

General lab exhaust 2 ea included

Redundant ACF exhaust 2 ea included

Restroom exhaust 1 ea included

ACF humidifier 1 ea included

Split system for IT room 1 ea included

Hot water boiler 1 ea included

Hot water pumps 2 ea included

Hot water reheat coils 1 ls included

Hot water unit heaters 2 ea included

Hot water piping 1 ls included

Refrigeration piping 1 ls included

Sheet metal modifications 1 ls included

Terminal boxes 1 ls included

Hot water piping 1 ls included

Insulation of all supply ductwork and hot water piping water piping 1 ls included

Controls modification by base building vendor 1 ls included

Balancing 1 ls included

Rigging 1 Is included

12/19/2011 budget adjustment for buyout savings -1 ls 23,460 -23,460

$758,540 $365,000 4 of 5

ALEXANDRIA© Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary - Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Work Letter - Tenant Build 99 Erie/Paratek - Page 16

Division/Description Qty UM Units $ Line Sum Div. Sum Core Shell Core Shell

Electrical and Fire Alarm

Vendor budget 1 Is 116.100

Demolition included

Temporary lighting 1 Is included

Mechanical power wiring 1 Is included

Misc. power 1 Is included

Lighting 1 Is included

Fixture purchase and Installation 1 Is included

Motion sensor switching 1 Is included

Lighting control panel and system 1 Is included

Fire alarm

Horn/strobes 1 Is included

Smoke detector 1 ea included

System tie in to base building system and programming 1 Is included

Standby power - connect existing system 1 Is included

Distribution 1 Is included

Direct job expense-permits, freight 1 Is included

Tel/data rough 1 Is included

Equipment alarm rough 1 Is included

Load bank testing and generator repairs (Power Product Systems) 1 Is 6,348 6,348

12/29 Tel/data cabling allowance 16,135 sf 2.50 40,338

Equipment alarm wiring - by Paratek

12/19/2011 budget adjustment for buyout savings -1 Is 3,483 -3,483

$159,303 $63,721

General

Fire watch 4 days 457 1,828 1,828

MEP relocations due to interference with new systems 1 Is 5,000 5,000 2,000

Police details 2 ea 457 914 914

Writer conditions 1 Is 10,000 10.000 8,000

$17,742 $12,742

Supervision

Project Executive (1/2 day/week) 13 days 520 6,760

Estimator 2 wks 4,000 8,000

Project Manager @ 1/2 time 14 wks 1,800 25,200

Project Superintendent 14 wks 3,400 47,600

Project Administrative Assistant 5 days 480 2,400

Project Accountant 5 days 480 2,400

$92,360 $39,440

General conditions

Field operation expenses 13 wks 780 10,140

Field office construction use existing room NA

Reproduction of contract documents 1 ea 2,500 2,500

Dumpsters 13 ea 675 8,775

Safety/protection/barricades 13 wks 150 1,950

Final cleaning 1 Is 8,500 8,500

$31,865 $14,030

Engineering

Architectural design 1 Is 28,500 28,500

Construction administration 1 Is 18,500 18,500

Structural design 1 Is 10,000 10,000

Construction administration 1 Is 4,000 4,000

MEP engineering - carried in vendor budgeting above NIC

Code consultant 1 Is 5,000 5,000

Acoustic engineer 1 Is 4,000 4,000

Richmond Planner 1 Is 19,668 19,668

$89,668 $38,960

Insurance and Permits

General Liability Insurance 0.90%

18,906

Building Permits 1.50%

31,510 $50,417 $20,369

Contingency 5.00% 105,035 $105,035 $42,436

Overhead and Profit 6.50% $146,650 $59,248

Total Budget $2,402,749 $1,121,598

Qualifications

1 We have assumed that the existing RODI system can accommodate Paratek requirements.

2 It is assumed that Paratek’s use of flammables will remain with allowable limits and that material will be stored in approved containers.

Alternates

1 Relocate and install Paratek’s existing foam suppression fire protection system. Allowance item. 1 alw $30,000

2 Transfer air ventilation system for ACF backup. add $19,500

ALEXANDRIA. Copyright © 2005, Alexandria Real Estate Equities Inc. ALL RIGHTS RESERVED. Confidential and Proprietary - Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Work Letter – Tenant Build	99 Erie/Paratek - Page 17

ANNEX 3

Space Plans

Work Letter – Tenant Build	99 Erie/Paratek - Page 18

Work Letter – Tenant Build	99 Erie/Paratek - Page 19

Work Letter – Tenant Build 99 Erie/Paratek - Page 20

Paratek
99 Erie, Cambridge, MA

Equipment Utility Matrix - Preliminary

1/12/2012

GENERAL DESCRIPTION			STATUS		PHYSICAL					PLUMBING / PIPING												
RICHMOND #	PARATEK ID	ROOM AND EQUIPMENT NAMES	SUPPLIED	INSTALLED	QUANTITY	Width	Depth	Height	Image #	COMPRESSED AIR (CA)	VACUUM (VAC)	CARBON DIOXIDE (CO2)	NITROGEN (N2)	LIQUID N2 (LN2) DEWAR	SPECIALITY GAS (TBD)	HOT WATER	PROTECTED COLD WATER	PROTECTED HOT WATER	TEMPERED WATER	D.I. WATER	SANITARY WASTE	SPECIAL WASTE
Laboratory																						
120		Lab (Analytical)																				
		Casework	ARE	TRG	Per Plan																	
		Sink (Epoxy) w/ Eyewash	ARE	TRG	1												X	X	X			X
		Lab Gasses	ARE	TRG						X	X											
		Emergency Shower	ARE	TRG	1														X			
		Floor Mounted (Equipment Zone)																				
120-01	1155	GC System # 1 - Shimadzu GC 2014 (On Table)	PAR	PAR	1				70/71	X			X		X							
		PC on Table (Left of GC)	PAR	PAR	1	36	30	30														
		GC 2014 / Auto Injector on Table	PAR	PAR	1	24	60	30														
120-02	1156-1162	LCMS System #26 Shimadzu -2010A (On Cart) w/ PC	PAR	PAR	1	72	36	60	79					X								
		Vacuum Pump (on floor below)	PAR	PAR	1	8	18	10														
		Bench Top Equipment																				
120-03	001311	Lyophilizer Virtis wizard 2.0 data center	PAR	PAR	1	36	30	28	48						X							
	001294	Vacuum Pump (on floor below)	PAR	PAR	1	8	18	10														
		Misc. Supplies / Storage																				
		Table			1																	

GENERAL DESCRIPTION	HVAC REQUIREMENTS				ELECTRICAL REQUIREMENTS													
ROOM AND EQUIPMENT NAMES	TEMP REQM'TS	HUMIDITY REQM'T	CLEAN RM REQM'TS	EXHAUST (CFM)	VOLTS	PHASE	AMPS	WATTS (kw)	STANDBY PWR	UPS	CLASS 1, DIV 2	ALARM POINT	DATA	TELEPHONE	SECURITY ACCESS	PROCESS MANUFACTURING?	COMMENTS
Laboratory																	
Lab (Analytical)																	
Casework																	
Sink (Epoxy) w/ Eyewash																	
Lab Gasses																	
Emergency Shower																	
Floor Mounted (Equipment Zone)																	
GC System # 1 - Shimadzu GC 2014 (On Table)																	Local Helium / Hydrogen / N2 tanks
PC on Table (Left of GC)					120	1	5						X				
GC 2014 / Auto Injector on Table					120	1	20										
LCMS System #26 Shimadzu -2010A (On Cart) w/ PC					120	1	20						X				Local N2 Dewar, NEMA Plug
Vacuum Pump (on floor below)				1" Exhaust	120	1	5										* This LCMS is currently located in Chromatography.
Bench Top Equipment																	
Lyophilizer Virtis wizard 2.0 data center					120	1	5										Plug into wiremold. Local Aargon Cylinder
Vacuum Pump (on floor below)				1" Exhaust	120	1	5										Connects to Virtis Wizard
Misc. Supplies / Storage																	
Table																	

THE RICHMOND GROUP 1/12/2012 Page 1 of 8

ALEXANDRIA. Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Work Letter - Tenant Build 99 Erie/Paratek - Page 21

Paratek Equipment Utility Matrix - Preliminary 1/12/2012

GENERAL DESCRIPTION STATUS PHYSICAL PLUMBING/PIPING HVAC REQUIRMENTS ELECTRICAL REQUIREMENTS

RICHMOND # PARATEK ID ROOM AND EQUIPMENT NAMES SUPPLIED INSTALLED QUANTITY WIDTH DEPTH HEIGHT IMAGES COMPRESSED AIR (CA) VACUUM (VAC) CARBON DIOXIDE (CO2) NITROGEN (N2) LIQUID N2 (LN2) DEWAR SPECIALTY GAS (TBD) HOT WATER PROTECTED COLD WATER PROTECTED HOT WATER TEMPERED WATER D.I.WATER SANITARY WASTE SPECIAL WASTE TEMP REQM’TS HUMIDITY REQMT CLEAN RM REQMTS EXHAUST(CFM) VOLTS PHASE AMPS WATTS (kw) STANDBY PWR UPS CLASS 1, DIV 2 ALARM POINT DATA TELEPHONE SECURITY ACCESS PROCESS MANUFACTURING? COMMENTS

117 Chemistry Lab

Casework ARE TRG 80’

Sink (Epoxy) w/ Eyewash ARE TRG 1 X X X

Lab Gasses ARE TRG X X

Emergency Shower ARE TRG 1 X

Fume Hoods

117-01/02/03 6’ Chemical Fume Hood ARE TRG 3 72 36 72 X X X 900 120 1 10 Aargon to Hoods from Local Cylinders

117-04/05 8’ Cheical Walk-In Fume Hood ARE TRG 2 96 36 72 X X X 1600 120 1 10 Aargon to Hoods from Local Cylinders

117-06 8’ Cheical Walk-In Fume Hood ARE TRG 1 96 42 72 X X X 1600 120 1 10 Aargon to Hoods from Local Cylinders

Floor Mounted (Equipment Zone)

117-07 Buchi Rotovap R-220 (On Cart) PAR PAR 1 42 32 70 51 1 30 X

Buchi Vacuum Pump V-500 PAR PAR 2 8 18 10 1” Exhaust 120 1 5 X Connects to Buchi, on Lower Level of Cart

Lauda WIKI 3200 PAR PAR 1 22 34 40 1 30 X Connects to Buchi, on floor next to Buchi unit.

117-08 1286 Fisher Incotemp Explosion Proof Freezer PAR PAR 1 35 32 72 54 115 1 7 X X X

117-09 1245 VWR REF / FRZ PAR PAR 1 24 34 61 55 120 1 10 X X

117-10 1224-1230 Shimadzu LCMS (On table) w/ PC LCMS #27 PAR PAR 1 60 36 70 59 X X Local LN2 Dewar Direct Connect to Mass Spec

Vacuum Pump PAR PAR 1 2 18 10 1” Exhaust 120 1 5 Mass Spec PAR PAR 1 Included in Dimsions Above 230 1

HPLC PAR PAR 1 Included in Dimsions Above 120 1 20 Multiple Outlets needed.

117-11 Gibson Freezer PAR PAR 1 36 32 68 63 120 1 10 X X

117-12 LOCATION Frigid Aire Chest Freezer PAR PAR 1 73 28 36 64 120 1 10 X X

117-13 VWR Freezer PAR PAR 1 32 29 72 67 120 1 10 X X

117-14 LOCATION Revco -20 Chest Freezer PAR PAR 1 96 30 41 80 115 1 12 X X Bench Top Equipment

117-15 Agilent 1200 Series HPLC w/ PC PAR PAR 1 32 24 26 52 120 1 20 X X Plug into wiremaid. 6 Outlets needed.

117-16 Agilent 1100 Series HPLC w/ Laptop PAR PAR 1 32 24 26 53 120 1 20 X X Plug into wiremaid. 7 Outlets needed.

117-17 1313-1317 HPLC Prep System #22 w/ PC PAR PAR 1 64 28 42 120 1 20 X

117-18 VWR Oven PAR PAR 1 18 20 26 57 120 1 10 X

Savant RVT 4104 Vapor Trap PAR PAR 1 20 12 24 120 1 5 X

Vacuum Pump PAR PAR 1 2 18 10 1” Exhaust 120 1 5 X Located in knee space below oven.

117-19 10-12 Agilent 110 Series HPLC w/ PC HPLC # 7 PAR PAR 1 36 28 42 60 120 1 20 X Multiple Outlets needed.

117-20 Shimadzu LCMS System #5 w/PC PAR PAR 1 84 30 30 65 X

Vacuum Pump PAR PAR 1 2 18 10 2” Exhaust 120 1 10

432 Mass Spec PAR PAR 1 Included in Dimsions Above 120 1 10

119-1121 HPLC PAR PAR 1 Included in Dimsions Above 120 1 20 Multiple Outlets needed.

117-21 Agilent 1100 Series HPLC w/ PC HPLC # 2 PAR PAR 1 36 28 42 120 1 20 X Multiple Outlets needed.

Misc. Supplies/Storage

117-22 Enclosure (On Bench) PAR PAR 1 49 22 27 61 3” Exhaust

117-23 Enclosure (On Bench) PAR PAR 1 28 31 27 62 3” Exhaust

THE RICHMOND GROUP 1/12/2012

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Work Letter - Tenant Build

99 Erie/Paratek - Page 22

Paratek 99 Erie, Cambridge, MA Equipment Utility Matrix - Preliminary 1/12/2012

GENERAL DESCRIPTION STATUS PHYSICAL PLUMBING/PIPING HVAC REQUIREMENTS ELECTRICAL REQUIREMENTS

RICHMOND # PARATEK ID ROOM AND EQUIPMENT NAMES SUPPLIED INSTALLED QUANTITY Width Depth Height Image # COMPRESSED AIR (CA) VACUUM (VAC) CARBON DIOXIDE (CO2) NITROGEN (N2) LIQUID N2 (LN2) DEWAR SPECIALTY GAS (TBD) HOT WATER PROTECTED COLD WATER PROTECTED HOT WATER TEMPERED WATER D.I. WATER SANITARY WASTE SPECIAL WASTE TEMP REQM’TS HUMIDITY REQMT CLEAN RM REQMTS EXHAUST (CFM) VOLTS PHASE AMPS WATTS (kw) STAND BY PWR UPS CLASS 1, DIV 2 ALARM POINT DATA TELEPHONE SECURITY ACCESS PROCESS MANUFACTURING? COMMENTS

119 Chromatography Lab

Casework ARE TRG

Sink (Epoxy) w/ Eyewash ARE TRG ETR X X X X

Lab Gasses ARE TRG X X

Emergency Shower ARE TRG 1 X

Fume Hoods

119-01 6’ Chemical Fume Hood ARE TRG 1 72 36 72 X X X 1200 120 1 10 Aargon to Hoods from Local Cylinders

Floor Mounted (Equipment Zone)

119-02 HPLC System #1 w/ Column #1A PAR PAR 1 12’ 36’ 8 74 X X 3” Exhaust 120 1 20 X All local supply and waste to units from 5 gallon containers located on carts. Local LN2 Dewar connected to all columns.

w/ PC on Cart PAR PAR 1 Included in Above Dimension 120 1 5 X

Bench Top Equipment

119-03 Agilent 1100 Series HPLC w/ PC PAR PAR 1 48 28 38 72 120 1 20 X Multiple Outlets Needed

119-04/05 HPLC System w/ Column and PC PAR PAR 2 48 28 38 70/77 X 120 1 20 1 X Multiple Outlets needed Connected to local LN2

119-06/07 hplc System w/ PC PAR PAR 2 48 28 38 78 120 1 20 X Multiple Outlets needed

Misc. Suppliers / Storage

Tables 4

145 Tissue Culture Lab

Casework ARE TRG Per plan

Sink (Epoxy) w/ Eyewash ARE TRG ETR X X X X

Lab Gasses ARE TRG X X

Emergency Shower ARE TRG 1 X

Fume Hoods

146-01 4’ Sterigard BioSafety Cabinet PAR PAR 1 54 36 72 X 120 1 10

Floor Mounted (Equipment Zone)

146-02 Stacked incubator C02 PAR PAR 1 30 32 32 X 120 1 10 X Stacked Unit

146-03 U/C Refrigerator PAR PAR 2 24 24 32 120 1 10

146-04 Ref / Freezer PAR PAR 1 25 29 52 120 1 10

Bench Top Equipment

Misc. Suppliers / Storage

THE RICHMOND GROUP 1/12/2012

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary - Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

ALEXANDRIA.

Work Letter – Tenant Build

99 Erie/Paratek - Page 23

Paratek 99 Erie, Cambridge, MA Equipment Utility Matrix - Preliminary 1/12/2012

GENERAL DESCRIPTION STATUS PHYSICAL PLUMBING / PIPING HVAC REQUIREMENTS ELECTRICAL REQUIREMENTS

RICHMOND # PARATEK ID ROOM AND EQUIPMENT NAMES SUPPLIED INSTALLED QUANTITY Width Depth Height Image # COMPRESSED AIR (CA) VACUUM (VAC) CARBON DIOXIDE (CO2) NITROGEN (N2) LIQUID N2 (LN2) DEWAR SPECIALITY GAS (TBD) HOT WATER PROTECTED COLD WATER PROTECTED HOT WATER TEMPERED WATER D.I. WATER SANITARY WASTE SPECIAL WASTE TEMP REQM’TS HUMIDITY REQMT CLEAN RM REQMTS EXHAUST (CFM) VOLTS PHASE AMPS WATTS (kw) STAND BY PWR UPS CLASS 1, DIV 2 ALARM POINT DATA TELEPHONE SECURITY ACCESS PROCESS MANUFACTURING? COMMENTS

147 Microbiology Lab

Casework ARE TRG Pet Plan

Sink (Epoxy) w/ Eyewash ARE TRG 1 X X X

Lab Gasses ARE TRG X X

Emergency Shower ARE TRG 1 1

Fume Hoods

147-01 6’ BigSafety Cabinet PAR PAR 1 78 36 72 X 120 1 10

Floor Mounted (Equipment Zone)

147-02 260/263 TECAN System #1 (On Cart) PAR PAR 1 8’ 36 96 88 120 1 20 X

147-03 Forma-80 Freezer PAR PAR 1 42 36 76 86 230 1 12 X X

147-04/05 C02 Incubator (Floor) PAR PAR 2 29 25 39 X 120 1 10 Local C02 Tanks

147-06 1055? Deli Refrigerator PAR PAR 1 54 36 76 120 1 20 X X

147-07 488? Freezer PAR PAR 1 32 32 72 120 1 20 X X

Bench Top Equipment

Misc. Suppliers / Storage

Tables 6

143 Pharmacokinetics

Casework ARE TRG Per Plan

Sink (Epoxy) w/ Eyewash ARE TRG 1 X X X

Lab Gasses ARE TRG X X

Emergency Shower ARE TRG 1 1

Fume Hoods

Floor Mounted (Equipment Zone)

143-01 - 80 Freezer PAR PAR 1 40 36 74 208 1 12 X X

Bench Top Equipment

328 Beckman - Allegra 25R Centrifuge PAR PAR 1 27 32 18 + 69 208 1 Top Open - NEMA Plug

Misc. Supplies / Storage

THE RICHMOND GROUP 1/12/2012 Page 4 of 5

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Work Letter – Tenant Build **99 Erie/Paratek - Page 24**

Paratek
99 Erie, Cambridge, MA

Equipment Utility Matrix - Preliminary

1/12/2012

		GENERAL DESCRIPTION	STATUS		PHYSICAL					PLUMBING / PIPING													HVAC REQUIREMENTS				ELECTRICAL REQUIREMENTS												
RICHMOND #	PARATEK ID	ROOM AND EQUIPMENT NAMES	SUPPLIED	INSTALLED	QUANTITY	Width	Depth	Height	Image #	COMPRESSED AIR (CA)	VACUUM (VAC)	CARBON DIOXIDE (CO2)	NITROGEN (N2)	LIQUID N2 (LN2) DEWAR	SPECIALITY GAS (TBD)	HOT WATER	PROTECTED COLD WATER	PROTECTED HOT WATER	TEMPERED WATER	D.I. WATER	SANITARY WASTE	SPECIAL WASTE	TEMP REQMTS	HUMIDITY REQMT	CLEAN RM REQMTS	EXHAUST (CFM)	VOLTS	PHASE	AMPS	WATTS (kw)	STAND BY PWR	UPS	CLASS 1, DIV 2	ALARM POINT	DATA	TELEPHONE	SECURITY ACCESS	PROCESS MANUFACTURING?	COMMENTS
125		**BL-2 Lab**																																					
		Casework	ARE	TRG	16'																																		
		Sink (Epoxy) w/ Eyewash	ARE	TRG	1												X	X				X																	
		Lab Gasses	ARE	TRG						X	X																												
		Emergency Shower	ARE	TRG	1														1																				
		Fume Hoods																																					
125-04		6' BioSafety Cabinet	PAR	PAR	1	78	36	72			X																120	1	10										
		Floor Mounted (Equipment Zone)																																					
125-01		- 80 Freezer	PAR	PAR	1	40	36	74																			115	1	20		X			X					
125-02		- 80 Freezer Jewett	PAR	PAR	1	34	32	72																			115	1	20		X			X					
125-03	4607	-80 Chest Freezer	PAR	PAR	1	60	32	38																			115	1	20		X			X					
		Bench Top Equipment																																					
		Misc. Supplies / Storage																																					
126		**Dark Room**																																					
		Casework	ARE	TRG	Per Plan																																		
127		**Cold Room**			**ETR**																																		
134		**Compound Management**																																					
		Floor Mounted (Equipment Zone)																																					
		U/C Refrigator	PAR	PAR	2	24	24	30																			120	1	10										
118		**Chemical Storage Room**																																					
		Misc. Supplies / Storage																																					
		Flammable Cabinet	PAR	PAR	1	24	18	64	66																														
	537/1524A	Flammable Cabinet (VWR)	PAR	PAR	1	40	24	42																		None													

THE RICHMOND GROUP 1/12/2012 Page 5 of 8

ALEXANDRIA.
Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Work Letter - Tenant Build 99 Erie/Paratek - Page 25

Paratek

99 Erie, Cambridge, MA Equipment Utility Matrix - Preliminary 1/12/2012

GENERAL DESCRIPTION STATUS PHYSICAL PLUMBING / PIPING HVAC REQUIREMENTS ELECTRICAL REQUIREMENTS

ASSET ID ROOM AND EQUIPMENT NAMES SUPPLIED INSTALLED QUANTITY

Width Depth Height Weight COMPRESSESED AIR (CA) VACUUM (VAC) CARBON DIOXIDE (CO2) NITROGEN ( N2) SPECIALITY GAS (TBD) HOT WATER PROTECTED COLD WATER PROTECTED HOT WATER TEMPERED WATER D.I. WATER SANITARY WASTE SPECIAL WASTE TEMP REQM’TS HUMIDITY REQMT CLEAN RM REQMTS EXHAUST (CFM) VOLTS PHASE AMPS WATTS (kw) STAND BY PWR UPS CLASS 1, DIV 2 ALARM POINT DATA TELEPHONE SECURITY ACCESS COMMENTS

Vivarium

135 Gowning

136 ACF Corridor

Emergency Shower X

138 Animal Holding

Mouse Racks Single Sided- InnoVive (72 Cages) PAR TBD 84 18 76 22

Rat Racks Single Sided - InnoVive (30 Cages) PAR TBD 79 20 72 18

Rat Racks Double Sided - InnoVive (60 Cages) PAR TBD 79 36 72 35

139 Animal Holding

Mouse Racks Single Sided- InnoVive (72 Cages) PAR TBD 84 18 76 22

Rat Racks Single Sided - InnoVive (30 Cages) PAR TBD 79 20 72 18

Rat Racks Double Sided - InnoVive (60 Cages) PAR TBD 79 36 72 35

140 Animal Holding

Mouse Racks Single Sided- InnoVive (72 Cages) PAR TBD 84 18 76 22

Rat Racks Single Sided - InnoVive (30 Cages) PAR TBD 79 20 72 18

Rat Racks Double Sided - InnoVive (60 Cages) PAR TBD 79 36 72 35

141 Procedure

Casework ARE TRG Per Plan

Sink (Epoxy) w/ Eyewash ARE TRG X X X X

Lab Gasses

Bench Top Equipment

Misc. Supplies / Storage

THE RICHMOND GROUP 1/12/2012 Page 6 of 9

Copyright © 2005, Alexandria Real Estates Equities, Inc. ALL

RIGHTS RESERVED. Confidential and Proprietary - Do Not

Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Work Letter – Tenant Build **99 Erie/Paratek - Page 26**

Paratek
99 Erie, Cambridge, MA

Equipment Utility Matrix - Preliminary

1/12/2012

	GENERAL DESCRIPTION	STATUS		PHYSICAL					PLUMBING / PIPING											
ASSET ID	ROOM AND EQUIPMENT NAMES	SUPPLIED	INSTALLED	QUANTITY	Width	Depth	Height	Weight	COMPRESSED AIR (CA)	VACUUM (VAC)	CARBON DIOXIDE (CO2)	NITROGEN (N2)	SPECIALITY GAS (TBD)	HOT WATER	PROTECTED COLD WATER	PROTECTED HOT WATER	TEMPERED WATER	D.I. WATER	SANITARY WASTE	SPECIAL WASTE
144	BL-2 Lab (Procedure)																			
	Casework	ARE	TRG	Per Plan											X	X	X			X
	Sink (Epoxy) w/ Eyewash	ARE	TRG																	
	Lab Gasses																			
	Fume Hoods																			
	6' BioSafety Cabinet	PAR	PAR	1	78	36	72			X										
	Bench Top Equipment																			
	Misc. Supplies / Storage																			
	Tables			4																
137	Supplies																			
	Misc. Supplies / Storage																			

	GENERAL DESCRIPTION	HVAC REQUIREMENTS				ELECTRICAL REQUIREMENTS											
ASSET ID	ROOM AND EQUIPMENT NAMES	TEMP REQM'TS	HUMIDITY REQM'T	CLEAN RM REQM'TS	EXHAUST (CFM)	VOLTS	PHASE	AMPS	WATTS (kw)	STAND BY PWR	UPS	CLASS 1, DIV 2	ALARM POINT	DATA	TELEPHONE	SECURITY ACCESS	COMMENTS
144	BL-2 Lab (Procedure)																
	Casework																
	Sink (Epoxy) w/ Eyewash																
	Lab Gasses																
	Fume Hoods																
	6' BioSafety Cabinet					120	1	10									
	Bench Top Equipment																
	Misc. Supplies / Storage																
	Tables																
137	Supplies																
	Misc. Supplies / Storage																

THE RICHMOND GROUP 1/12/2012 Page 7 of 8

ALEXANDRIA.

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Work Letter – Tenant Build

99 Erie/Paratek - Page 27

Paratek

99 Erie, Cambridge, MA

Equipment Utility Matrix - Preliminary

1/12/2012

GENERAL DESCRIPTION STATUS PHYSICAL PLUMBING / PIPING HVAC REQUIREMENTS ELECTRICAL REQUIREMENTS

RICHMOND # PARATEK ID ROOM AND EQUIPMENT NAMES SUPPLIED INSTALLED QUANTITY Width Depth Height Weight COMPRESSED AIR (CA) VACUUM (VAC) CARBON DIOXIDE (CO2) NITROGEN (N2) SPECIALITY GAS (TBD) COLD WATER HOT WATER PROTECTED COLD WATER PROTECTED HOT WATER TEMPERED WATER D.I. WATER SANITARY WASTE SPECIAL WASTE TEMP REQM’TS HUMIDITY REQMT CLEAN RM REQMTS EXHAUST (CFM) VOLTS PHASE AMPS WATTS (kw) STAND BY PWR UPS CLASS 1, DIV 2 ALARM POINT DATA TELEPHONE SECURITY ACCESS COMMENTS

Lab Support

107 Freezer Fam

Floor Mounted (Equipment Zone)

107-01 1054 Explosion Proof Freezer PAR PAR 1 32 28 72 81 120 1 5 X X

107-02 Revco - 80 Freezer PAR PAR 1 45 36 76 82 206 1 12 X X

107-03 1166 -80 Freezer PAR PAR 1 39 34 76 83 208 1 10 X X

107-04 Freezer PAR PAR 1 32 28 72 84 120 1 20 X X

107-05 Revco - 80 Freezer PAR PAR 1 42 36 76 85 208 1 12 X X

107-06 Hot Point Ref/Frz PAR PAR 1 28 29 64 68 120 1 10 X X

128 Glasswash

Scullery Sink PAR TRG 1 Per Plan X X X

Glasswash PAR TRG TBD

Autoclave PAR TRG TBD

131 Janitor

Floor Sink ARE TRG X X X

142 Bio Waste

THE RICHMOND GROUP

1/12/2012

ALEXANDRIA©

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL

RIGHTS RESERVED. Confidential and Proprietary – Do Not

Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Work Letter – Tenant Build	99 Erie/Paratek - Page 28

99 Erie/Paratek - Page 1

EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made this     day of             ,         , between ARE-MA REGION NO. 33, LLC, a Delaware limited liability company (“Landlord”), and PARATEK PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated                     ,             (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is                     ,             , and the termination date of the Base Term of the Lease shall be midnight on                     ,             . In case of a conflict between the terms of the Lease and the terms of this Acknowledgment of Commencement Date, this Acknowledgment of Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

PARATEK PHARMACEUTICALS, INC. a Delaware corporation

By:
Its:

LANDLORD:

ARE-MA REGION NO. 33, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

By:
Its:

Rules and Regulations	99 Erie/Paratek - Page 1

EXHIBIT E TO LEASE

Rules and Regulations

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3. Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6. Except as otherwise allowable under the Lease, Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

Rules and Regulations	99 Erie/Paratek - Page 2

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises or the Project.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

99 Erie/Paratek - Page 1

EXHIBIT F TO LEASE

TENANT’S PERSONAL PROPERTY

-80oC Freezer	TA123456
-80oC Refrigerator	UY92911
-86C Freezer	87522-2528
Detector	01369
HPLC	00480
20AD HPLC Pump	L20404358475
3 Inch Column	01048
3 Inch Column	01020
3 Inch Column	01008
4 inch column	01059
6 inch column	01032
Autoclave
Absorbance Detector	F61131
Agilent Analytical HPLC	DE62964608
Allegra 25R	AJC01B016
ALS	DE54901256
Analytical Balance premier	1119480076
API 3200 Systems	AF15800803
Auto sampler	US82403914
Auto sampler	L20024250204US
Auto sampler	L20174450222
AUTO SAMPLER	10041
Balance	119491407
Balance	1120162489
Balance	1121292308
Balance	111306039
Balance	1121342629
Balance	21131457724
Balance	J0431201440577
Balance	10002904
Balance	91008096
Balance	91205564
Bedding Disposal Unit	326
Bin Pump	DE91604823
Bin Pump	DE91610369
Bin Pump	DE91604002
Bin Pump	DE91603784
BioRad	?
BioRad	?
Buchi Rotovap	019800793
Buchi Rotovap	406075110012
Buchi Rotovap	405560010003
Buchi Rotovap	877459
Buchi Rotovap	B61160

99 Erie/Paratek - Page 2

Buchi Rotovap	412329120004
Castle 3533 vacuum Sterilizer	DR20833ESAUD
Cell Harvester	4501583
Centrifuge	541718169
Centrifuge	58041221
Centrifuge	2897758
Centrifuge	3590F1006
Centrifuge Pico HERACUS	40030105
Centrifuge, used	9401712
CO2 Incubator	7000401
CO2 incubator model 2100	0700499
COLCOM	DE91614104
Communication Bus Module	L20234450552
COMPUTER	H19800B
Computer	00003006-322-082
Computer	US22803500
COMPUTER	US05064439
COMPUTER	US4551584
COMPUTER	US01357629
COMPUTER	4210305-0001
COMPUTER	US02505727
COMPUTER	BF001510112
Computer	4179306-0001
Computer for HPLC #25	US21218122
Custom prep system for DVB purification of intermediates capital equipment inclu	na
Custom prep system for DVB purification of intermediates capital equipment inclu	na
Cyto-spin Centrifuge	632M80102165
DAD	DE91606959
DECTOR	DE64257361
Degasser	JP73019404
Degasser	55142936
Degasser	SS111678
Degasser	SSI-5-0365
DEGASSER	DE60563147
Diode Array Detector	C20904250633US
Dissolution Apparatus	?
Dynamax Solvent Delivery System	B61102
Dynamic Mixer	369B3T054
Electocell Manipulator	6310009
Environ Shaker	0799-2161
Environ Shaker	0299-9308
Expl. Prf. Under-ctr. Refrigerator	WB90253108
Explosion Proof Freezer	1522080402628
Fiber Optic Light	30027260
Fiber Optic Light	3003103

99 Erie/Paratek - Page 3

Forma Model 370 Steri-cycle incubator, HEPA filtered CO2, T/C 115V	306194-2859
Fraction Collector	200C20213
Fraction Collector	200C20213
Freezer	B2256475
Freezer	WB33714513
Freezer	NA
Freezer	ZZ32463E
Freezer	T25M58825TTM
Freezer	20060900120
Fridge	R28-482479-RX
Fridge	U260123456UDH
Fridge/Freezer	51014800
Gas Chromatograph	C11484301498
Genesis Assay W/S	5258
GENESYS 20	3SGE109010
Glass Wash
Gravity Convection Incubator	9301-012
Harvard Pump 11 Plus Dual Syringe (cat. # 70-2209)	B-20290
Harvard Pump 11 Plus Dual Syringe (cat. # 70-2209)	B-25667
Harvard Pump 11 Plus Dual Syringe (cat. # 70-2209)	B-25664
Harvard Pump 11 Plus Dual Syringe (cat. # 70-2209)	B-25666
Harvard Pump 11 Plus Dual Syringe (cat. # 70-2209)	B-25663
Harvard Pump 11 Plus Dual Syringe (cat. # 70-2209)	B-25661
Harvard Pump 11 Plus Dual Syringe (cat. # 70-2209)	B-25665
Harvard Pump 11 Plus Dual Syringe (cat. # 70-2209)	B-25662
High Vacuum Pump	EP151475
Horizon Flash Collector	22000380
Hot Plate	1225296036
Hot Water Bath	1002-2941
HP SPECTROPHOMETOR	DE52400257
HP Workstation	2UA43604GG
HPLC Module A	00420
HPLC Module B	00419
HPLC Pump	01234
HPLC Pump	01180
Ice Machine
Ice Machine
Imperial III Incubator	0201-1060
Incapacitance Tester	N-040310; N-050309
Incubator	37306-69

99 Erie/Paratek - Page 4

Incubator	G-15
Initiator EXP Microwave system with installation & training / Biotage quote # 80	355302
INJECTOR	DE64766258
INJECTOR	DE63067829
Isotemp	015D-4017332-PP
Julabo Heater-Chiller Circulator	00284927-10162382
Julabo Heater-Chiller Circulator	0020865100219513
LC ALS	DE239009284
LC COLCOM	DE23930378
LC Dad	DE23916801
LC DEGASSER	JP05034501
LC QUAT PUMP	DE11115891
LC THERM	DE13202939
LCMS	C40014300261
Liquid Chromatograph	C20964254109US
Liquid Chromatograph	C209664254108US
Liquid Chromatograph	C20963952339
Liquid Chromatograph	C20663952340
Liquid Chromatograph	L20104450918
Liquid Chromatograph	L20104450922
Liquid Chromatograph	C702441100465
Lyophilizer Pump	303437
Lyophilizer Virtas wizard 2.0 data center	217434
Mettler Balance	?
Microscope	2252HX
Microscope	0503ZN
Microscope	462212
Microscope	OK02225
Microscope	02544
Mixer/Grinder	384117
Mixer/Grinder	10018572
Oven
Parr General purpose Vessel	?
Particle Counter	422672
Pipette	4023255
Pipette	4972195
Pipette	4923425
Pipette	922711
Pipette	916277
Pipette	936396
Pipette	951481
Pipette	951274
Pipette	936378
Pipette	916648
Pipette	936373
Pipette	942264
Pipette	936375

99 Erie/Paratek - Page 5

Pipette	942194
Pipette	916313
Polymer Labs	?
PowerPAC HC	043BR03043
Prep HPLC	00198
Prep HPLC Liquid Handler	259K8525
Pro/Pipette System	1567
Prostar 210 Solvent Delivery Mod.	01562
PUMP	360A0D607
PUMP	360A0D624
Pump	J60241
Pump	J60229
Pump	01105
Pump	JP73063574
Purifier Class II Biosafety Cabinet	102131596
Refrigerated Vapor Trap	RUT4104-2K408244
Refrigerator	FV8102W8MA
Refrigerator	YIM 817
Refrigerator	EF1426650
Refrigerator	000600420
Remote Control	003-989
Reservoir Tray	C20454250612US
Revco Freezer (reconditioned)	R15P123456RP
ROTATOR	02046
Rotavapor	0500001413
Rotovap	409005010008
Rotovap	4080005010004
Rotovap	090714553
Rotovap/Buchi
Sand Heat Block	1763
SemiDry Transfer Cell	221BR27416
Shaker	8900671
Shaker	080105207
Shaker	0299-2308
Shimadzu HPLC	L20104552326/27
Shimadzu LC Mass Spec	C70243900192JA
SIL Hta High Throughput Auto sampler	L20013900035
Small fridge	ENS-0345-00
Solvent Delivery Module	01562
Solvent Delivery Module	01396
Sonicator and accessories	3210R-MT
Spectrafluor Plus	94667
Spectrophotometer GENESYS20	35GD347011
Stanless Steel 3 Sink system
Stereoscope	0405-444
Stereoscope	0405-557
STOELING PLETHYSMOMETER	9546 05
STOELING PLETHYSMOMETER	9546 05

99 Erie/Paratek - Page 6

Syringe pump	B-06563
Syringe pump 11	A-10587
Tablet Press	6087885
Tetrad Thermocycler	TD004454
TITERMIX	099903163
Ultra spec 2000 UV/VIS	79939
Ultracentrifuge	344200
UV-VIS Detector	NA
UV-VIS Detector	JP92108788
UV-VIS Detector	C21003950404
UV-Vis Detector	L20144450080
UV-VIS Detector	NA
UV-VIS Detector	00190
UV-Vis Detector	00287
Vacuum pump	10080905
Varian Dector	127/29888
Varian Prep HPLC	5799
Varian Prostar HPLC/UV-Detector	01371
Vortex Mixer	071110001
Water Heater Bath	601032050
Water Heater Bath	1100392
Moveable Table
Moveable Table
Moveable Table
Moveable Table
Moveable Table
Moveable Table
Moveable Table
Moveable Table
Moveable Table
Moveable Table
Moveable Table
Moveable Table Stanless Steel
Moveable Table
Moveable Table
Single sided Mouse (8c x 9r)
Single sided Rat (5c x 5/6r)
Double sided Rat (5c x 5/6r)

99 Erie/Paratek - Page 1

EXHIBIT G TO LEASE

ASBESTOS DISCLOSURE

NOTIFICATION OF THE PRESENCE OF ASBESTOS CONTAINING MATERIALS

This notification provides certain information about asbestos within or about the Premises at 99 Erie Street, Cambridge, Massachusetts (“Building”).

Historically, asbestos was commonly used in building products used in the construction of buildings across the country. Asbestos-containing building products were used because they are fire-resistant and provide good noise and temperature insulation. Because of their prevalence, asbestos-containing materials, or ACMs, are still sometimes found in buildings today.

An asbestos survey of the Building has determined that ACMs and materials that might contain asbestos, referred to as presumed asbestos-containing materials or PACMs, are present within or about the Premises. The surveys found ACMs and PACMs of the types and at the following location(s) in or about the Premises:

Material Description	Material Location
12” gray floor tile and mastic (assumed to contain asbestos)	Genomics space, 2nd floor copy/room

12” multi-color pattern floor tile and mastic (assumed to contain asbestos)	Genomics space, 1st floor hallway and common areas

Raised flooring (assumed to contain asbestos)	Genomics space, 1st floor computer room

12” white floor tile and mastic (assumed to contain asbestos)	Genomics space, 1st floor computer room (below raised flooring)

Plaster and cork ceiling, above plywood deck (assumed to contain asbestos)	1st floor mechanical room; assumed to be present in other building areas

Laboratory bench tops, hoods, and drying racks (assumed to contain asbestos)	Ensemble Discovery and Genomics laboratory spaces

Roofing materials (assumed to contain asbestos)	Throughout roof

The ACMs and PACMs described above were observed in good condition and may be managed in place. Because ACMs and PACMs are present and may continue to be present within or about the Building, we have hired an independent environmental consulting firm to prepare an operations and maintenance program (“O&M Program”). The O&M Program is designed to minimize the potential of any harmful asbestos exposure to any person within or about the Building. The O&M Program includes a description of work methods to be taken in order to maintain any ACMs or PACMs within or about the Building in good condition and to prevent any significant disturbance of such ACMs or PACMs. Appropriate personnel receive regular periodic training on how to properly administer the O&M Program.

The O&M Program describes the risks associated with asbestos exposure and how to prevent such exposure through appropriate work practices. ACMs and PACMs generally are not thought to be a threat to human health unless asbestos fibers are released into the air and inhaled. This does not typically occur unless (1) the ACMs are in a deteriorating condition, or (2) the ACMs have been significantly disturbed (such as through abrasive cleaning, or maintenance or renovation activities). If inhaled, asbestos fibers can accumulate in the lungs and, as exposure increases, the risk of disease (such as asbestosis or cancer) increases. However, measures to minimize exposure, and consequently minimize the accumulation of asbestos fibers, reduce the risks of adverse health effects.

99 Erie/Paratek - Page 2

The O&M Program describes a number of activities that should be avoided in order to prevent a release of asbestos fibers. In particular, you should be aware that some of the activities which may present a health risk include moving, drilling, boring, or otherwise disturbing ACMs. Consequently, such activities should not be attempted by any person not qualified to handle ACMs.

The O&M Program is available for review during regular business hours at Landlord’s office located at 700 Technology Square, Suite 302, Cambridge, MA 02139.

99 Erie/Paratek - Page 3

EXHIBIT H TO LEASE

PTDM

City of Cambridge Executive Department

Robert W. Healy, City Manager Richard C. Rossi, Deputy City Manager

PTDM Ordinance— FINAL DECISION

Project: 99 Erie Street

Project Number: F-48

Applicant: Alexandria Real Estate Equities, Inc.

Contact: Stuart Berry

Address: 700 Technology Square, Suite 302, Cambridge, MA 02139

Date of Application: December 4, 2009

Extended Decision Deadline: February 16, 2010

Date of Issue: February 16, 2010

This form indicates the FINAL decision of the Parking and Transportation Demand Management Planning Officer with respect to the PTDM plan submitted for the project listed above. Please review the enclosed attachments, which include information about ongoing monitoring and reporting relative to this project.

Decision:

Approve (attachment: approval letter and copy of plan)

Approve with Conditions (attachment: letter of conditions and copy of plan)

Deny (attachment: reason for denial and copy of plan)

Stephanie Groll

Parking and Transportation Demand Management Planning Officer

795 Massachusetts Avenue, Cambridge, Massachusetts 02139

Voice: 617.349.4300 Fax: 617.349.4307 TTY: 617.349.4242 Web: www.ci.cambridge.ma.us

ALEXANDRIA.

Copyright © 2005, Alexandria Real Estate Esquities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Equities, Inc.

99 Erie/Paratek - Page 4

CITY OF CAMBRIDGE EXECUTIVE DEPARTMENT

Robert W. Healy, City Manager Richard C. Rossi, Deputy City Manager

PTDM Ordinance-FINAL DECISION

Project: 167 Sidney Street

Project Number: F-49

Applicant: Alexandria Real Estate Equities, Inc.

Contact: Stuart Berry

Address: 700 Technology Square, Suite 302, Cambridge, MA 02139

Date of Application: December 4, 2009

Extended Decision Deadline: February 16, 2010

Date of Issue: February 16, 2010

This form indicates the FINAL decision of the Parking and Transportation Demand Management Planning Officer with respect to the PTDM plan submitted for the project listed above. Please review the enclosed attachments, which include information about ongoing monitoring and reporting relative to this project.

Decision:

Approve (attachment: approval letter and copy of plan)

Approve with Conditions (attachment: letter of conditions and copy of plan)

Deny (attachment: reason for denial and copy of plan)

Stephanie Groll

Parking and Transportation Demand Management Planning Officer

795 Massachusetts Avenue, Cambridge, Massachusetts 02139

Voice: 617.349.4300 Fax: 617.349.4307 TTY: 617.349.4242 Web: www.ci.cambridge.ma.us

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Propriety – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

ALEXANDRIA.

99 Erie/Paratek - Page 5

CITY OF CAMBRIDGE EXECUTIVE DEPARTMENT

Robert W. Healy, City Manager Richard C. Rossi, Deputy City Manager

PTDM Ordinance— FINAL DECISION

Project: 170 Sidney Street

Project Number: F-50

Applicant: Alexandria Real Estate Equities, Inc.

Contact: Stuart Berry

Address: 700 Technology Square, Suite 302, Cambridge, MA 02139

Date of Application: December 4, 2009

Extended Decision Deadline: February 16, 2010

Date of Issue: February 16, 2010

This form indicates the FINAL decision of the Parking and Transportation Demand Management Planning Officer with respect to the PTDM plan submitted for the project listed above. Please review the enclosed attachments, which include about ongoing monitoring and reporting relative to this project.

Decision:

Approve (attachment: approval letter and copy of plan)

Approve with Conditions (attachment: letter of conditions and copy of plan)

Deny (attachment: reason for denial and copy of plan)

Stephanie Groll

Parking and Transportation Demand Management Planning Officer

795 Massachusetts Avenue, Cambridge, Massachusetts 02139

Voice: 617.349.4300 Fax: 617.349.4307 TTY: 617.349.4242 Web: www.ci.cambridge.ma.us

ALEXANDRIA.

Copyright © 2005. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

99 Erie/Paratek - Page 6

City of Cambridge Executive Department

Robert W. Healy, City Manager

Richard C. Rossi, Deputy City Manager

January 16, 2010

Stuart Berry

Alexandria Real Estate Equities, Inc.

700 Technology Square, Suite 302

Cambridge, MA 02139

Dear Mr. Berry,

The attached form indicates the final decision on the Parking and Transportation Demand Management Plan for 99 Erie, 167 Sidney, and 170 Sidney streets. The final decision is an approval with conditions. This letter describes recommendations for additional TDM programs that might improve your non-single-occupancy-vehicle mode split. The last section lays out more details about implementation of the monitoring and reporting program that is required as part of your plan. This TDM plan will help reduce the impacts of your facility on traffic and parking in the surrounding area.

Encouraging people to change their commute modes from driving alone to walking, bicycling, taking transit and ride-sharing takes a multi-faceted approach. Extensive research has been conducted on changing commuter behaviors and indicates that both disincentives and incentives are necessary to achieve mode-shift success.

Because tenants will not be required to charge employees directly for parking at market rates, employees will not be aware of the true cost of their mode choice. Therefore, the financial incentives for employees who do not drive alone to work included in the PTDM Plan are critical. The City also believes that incentives for other commute modes are important to its effort to attract highly qualified workers, create an equitable transportation system and make real strides towards reversing current climate change trends.

Plan Conditions

The following conditions are placed on the PTDM plan for 99 Erie, 167 Sidney, and 170 Sidney streets:

CONDITION: If the SOV goal is not achieved in the first year of monitoring, or any subsequent monitoring year, the Owner will begin charging employees market rate for parking in the next year. If pre-existing leases prevent the possibility of a direct parking charge to employees, the alternative will be to offer a transportation benefit, in which non-SOV employees receive a monthly subsidy equal to the monthly parking subsidy. The transportation benefit may be paid by the Owner or the tenant companies, or a combination of the two. If employees are eligible to receive a 100% transit subsidy, then the

795 Massachusetts Avenue, Cambridge, Massachusetts 02139

Voice: 617.349.4300 Fax: 617.349.4307 TTY: 617.349.4242 Web: www.ci.cambridge.ma.us

ALEXANDRIA.

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

99 Erie/Paratek - Page 7

transportation benefit may only be applied to employees who walk, bike, car/vanpool, or telecommute at least 3 days per week.

Additional Recommendation

In addition to the measures described in the PTDM Plan, I am recommending the implementation of the following additional TDM measure. If the current Plan fails to reach the stated mode-split goal within the first year, implementing this program will help achieve that goal:

At least one gift certificate per month, of at least $25 in value, raffled to non-SOV employees

Monitoring and Reporting Plan

The owner has committed in the Plan to conducting a mode-split survey and monitoring and reporting mode-split information annually. Driveway counts and parking utilization (for vehicles and bicycles) shall be reported every two years. The monitoring shall take place during the months of September or October and be reported to the PTDM Planning Officer no later than November 30. This will ensure that the monitoring captures a realistic assessment of the performance of the project, while giving time to compile the results and report them to the City.

It is important to note that while approvals under the PTDM ordinance are transferable by and among private parties, this is contingent upon the new owner agreeing to continue to operate under the existing PTDM plan. Should the owner elect to transfer all or some portion of the project, Section 10.18.050 (g) of the PTDM ordinance would apply.

I look forward to working with you in the future as you implement this plan. If you have any questions, please feel free to contact me at (617) 349-4673 or sgroll@cambridgema.gov.

Sincerely,

Stephanie Groll

PTDM Planning Officer

cc: Susanne Rasmussen, Director of Environmental and Transportation Planning

Beth Rubenstein, Assistant City Manager for Community Development

Susan Clippinger, Director of Traffic, Parking, and Transportation

ALEXANDRIA.

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

99 Erie/Paratek - Page 8

Proposed Parking and Transportation Demand Management Plan

99 Erie Street, 167 Sidney Street, 170 Sidney Street

1/26/2010

The goal of the proposed PTDM plan is to reduce the total number of vehicles coming into and traveling through the Central Square area, in particular Erie Street, both in peak commuting and off-peak hours. The proposed plan uses a variety of approaches that meet the needs of the diverse group of potential users and encourages people to use available alternatives rather than driving, especially alone.

Project Information

Project Name: 99 Erie Street – 167 Sidney Street – 170 Sidney Street

Project Address: 99 Erie Street, 167 Sidney Street, 170 Sidney Street Cambridge, MA

Owner Name: MIT 99 Erie LLC, MIT 170/171 Sydney LLC

Contact Person: Stuart Berry

Contact Information: Alexandria Real Estate Equities, Inc.

700 Technology Square, Suite 302

Cambridge, MA 02139

617.494.9023 Ext. 225 (telephone)

617.494.0015 (fax)

sberry@labspace.com

Project Description

The terms and conditions of this PTDM Plan will apply to the following surface parking lots: 99 Erie, 167 Sidney, and 170 Sidney streets.

99 Erie Street

The site at 99 Erie Street consists of a two-story building with an adjacent surface lot across Erie Street. The total building area is 27,960 square feet, with 24,000 square feet on the first floor and 3,960 square feet on the second floor. The adjacent lot is 7,779 square feet.

The building’s only tenant. Ensemble Discovery, a biomedical company that focuses on discovering new drugs, uses a total area of 11,825 square feet as research laboratory space. Ensemble Discovery employs 32 people. The other 16,135 square feet of space in the building is currently vacant.

The 36 spaces around the building were not registered by the previous owners, but will be registered by Alexandria Realty Estate Equities, Inc. Employees at 99 Erie Street also park in a 22-space registered lot located across Erie Street at 202 Brookline Street. At

99 Erie Street-

167 & 170 Sidney Street PTDM Plan

ALEXANDRIA.

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL

RIGHTS RESERVED. Confidential and Proprietary – Do Not

Copy or Distribute. Alexandria and the Alexandria Logo are

registered trademarks of Alexandria Real Estate Equities, Inc.

99 Erie/Paratek - Page 9

100% occupancy, the building will accommodate 90 employees, who gave access to a total of 58 parking spaces. At this time the Owner is marketing the availability of the space, but given the economic climate, it is very hard to predict when the site will reach 100% occupancy.

167 Sidney Street

The site at 167 Sidney Street consists of a building with a total building area is 26,589 square feet.

The building’s only tenant, Idera Pharmaceuticals, is a biomedical company that focuses on developing drugs to treat cancer,

inflammatory diseases, and respiratory diseases. The company employs 38 people and uses the entire building as research laboratory and office space.

The site currently has no registered parking. The 21 spaces on the north and east sides of the building were not registered by the previous owners, but will be registered by Alexandria Realty Estate Equities, Inc. In addition, the 21 spaces at 170 Sidney also serve this building. At 100% occupancy, the building will accommodate 80 employees, who have access to a total of 42 parking spaces.

170 Sidney Street

The site at 170 Sidney Street consist of a paved surface parking lot of 6,012 square feet.

The parking is used by employees of Idera Pharmaceuticals, located at 167 Sidney, described above. The 21 spaces on the site was not registered by the previous owners, but will be registered by Alexandria Realty Estate Equities, Inc. As noted above, the 21 spaces at 170 Sidney are combined with the 21 spaces at 167 Sidney, for a total pool of 42 spaces available to 167 Sidney employees.

Summary Table

Item 99 Erie 167 Sidney 170 Sidney

Number of previously registered parking spaces 0 0 0

Number of total new parking spaces 35 21 21

Square footage (sf) of building (usable space) 27,960 26,589 0

Estimated total number of employees at site 901 802 02

Census Tract number 3532 3532 3532

190 employees will have the access to 58 total parking spaces at 99 Erie and 202 Brookline streets

280 employees will have access to 42 total parking spaces at 167 and 170 Sidney streets

Employee Mode Split

The sites are located in the 3532 census tract. Using the City’s formula for determining the mode split commitment, the site commits to achieve a single-occupant vehicle (SOV) rate of 59 percent. This is based on a 10 percent reduction from the 1999 SOV rate of 65.6 percent for the census tract.

99 Erie Street

167 & 170 Sidney Street PTDM Plan

ALEXANDRIA.

Copyright© 2005, Alexandria Real Estate Equities, Inc. ALL RIGHT RESERVED. Confidential and Proprietary – Do not Copy or Distribute. Alexandria Logo are registered trademarks of Alexandria Real Estate Equities. Inc.

99 Erie/Paratek - Page 10

Proximity to Public Transit Services

As the list below shows, the sites are well served by MBTA buses and the Red Line:

Route	Connection	Nearest Stop Location	Distance from site
1	Harvard/Holyoke Gate — Dudley Station via Mass Ave.	Mass. Ave & Main Street	.48 miles
47	Central Square — Broadway Station via B.U. Medical Center, Dudley Station & Longwood Medical Area	Pearl & Erie Street	.16 miles
64	Oak Square – University Park, Cambridge, or Kendall/MIT via North Beacon Street	Magazine & Erie Street	.22 miles
70	Cedarwood, No. Waltham, or Watertown Square — University Park via Central Square, Cambridge, Arsenal Street & Western Avenue	Franklin & Sydney Street	.40 miles
83	Rindge Avenue — Central Square Cambridge via Porter Square Station	Magazine & Green Street	.55 miles
91	Sullivan Square Station – Central Square via Washington Street	Magazine & Green Street	.55 miles
Red Line	Major points in Cambridge, Green Line, Orange Line, South Station Commuter Rail, Ashmont, Mattapan, Quincy and Braintree	Central Square	.57 miles
EZ Ride Shuttle	Cambridgeport area to the MBTA's Green and Red Lines, as well as to North Station	Q and P stops	.10 miles

Nearby Bicycle and Pedestrian Links

The sites are located near bike lanes along Sidney and Brookline streets, giving bicyclists access to the rest of the Cambridge, Cambridgeport, East Cambridge and Riverside areas via Massachusetts Avenue, Putnam Avenue, and River Street/Western Avenue. This extensive access to the bike lane network will help with promoting the use of bicycles to access the sites by employees.

Sustainable-Mode Promotions and Incentives

The Owner and tenant will take full advantage of the sustainable-mode transportation resources in the area to reduce the number of SOVs coming to the sites. Ensemble Discovery does not currently market transit or other alternative commuting modes to its employees. To implement and manage this PTDM plan, the Owner is planning to hire TransAction Associates of Waltham. Founded in 1990, TransAction has been providing transportation-related consulting and shuttle services to government entities, companies, educational institutions, and hospitals in Massachusetts, New York, Arizona, California, Washington, Oregon, Rhode Island, and New Hampshire. Most recently, the company

99 Erie Street-
167 & 170 Sidney Street PTDM Plan - 3 -

ALEXANDRIA.
Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

99 Erie/Paratek - Page 11

was hired by the Federal Transit Administration to provide technical assistance to rural transit operations and Native American tribes nationally.

TransAction is uniquely suited for this type of project as it specializes in the development of public/private partnerships, marketing, public education, and outreach, as well as the implementation of strategies to reduce demand on roadways. The company uses the latest technology in data collection and analysis, web-based ridematching, and Emergency Ride Home (ERH) programs and has extensive expertise in shuttle operations and transit planning. In addition, TransAction has either established and/or managed eight Transportation Management Associations (TMAs) that provide a number of TDM measures, including ridematching, ERH programs, transit resources, education/outreach/marketing, and, frequently, shuttles and transit pass programs. Furthermore, TransAction is very familiar with this area of Cambridge. TransAction will provide a part-time Transportation Coordinator (TC) who would be on-site as required and on-call during the week to meet the needs of tenants based on employee size. If, in the future, TransAction Associates no longer provides transportation-related services, the TDM measures below will continue to be implemented by the Owner or another third-party provider.

The Owner is committed to implementing the following PTDM measures either internally or in conjunction with TransAction staff:

1. Public Transit Program – With the MBTA’s Red Line within walking distance (about  1/2 mile) of all buildings, access to transit is exceptional. Ensemble Discovery sells transit passes to employees via payroll deduction, but does not offer a transit subsidy. All future tenants will be required to offer a transit pass program and subsidize 100 percent of the cost of an employee’s pass, up to the federally allowed maximum. To facilitate the purchasing and tracking of transit passes, the TC can coordinate the ordering and filling of MBTA Charlie Cards or tickets to assist employees in obtaining passes. This includes determining how many and what type of passes are needed monthly, ordering passes, coordinating with payroll and/or Human Resources, invoicing employers for transit pass costs, assisting employees in determining appropriate pass to purchase, and distributing any new passes monthly to employer participants.

In addition, apart from the transit ticket costs, all future tenants will be required to offer federal transportation benefits1 that are available only through an employer-sponsored program to reduced the parking expenses associated with using transit. This federal program allows employees (both part-time and full-time) to use tax-free dollars to pay for the following costs associated with the commute to work:

Public transit and vanpool expenses up to $230 per month

Parking expenses up to $230 per month

A combination of parking and transit costs

1 3.13 Qualified Transportation Fringe. For taxable years beginning in January of 2009, the monthly limitation under 132(1)(2)(A), regarding the aggregate fringe benefit exclusion amount for transportation in a commuter highway vehicle such as a vanpool and any transit pass, is $230. The monthly limitation under 132(1)(2)(B), regarding the fringe benefit exclusion amount for qualified parking, is $230.

99 Erie Street.

167 & 170 Sidney Street PTDM Plan

ALEXANDRIA

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexendria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

99 Erie/Paratek - Page 12

$20 multiplied by the number of qualified bicycle commuting months during that year for qualified bicycle commuting reimbursement.2

Employers can also take advantage of the savings on payroll taxes for all dollars committed to transportation benefit programs up to the above limits. Employees who pay parking in conjunction with the use of public transportation can set aside tax-free dollars to pay for these costs as well—saving up to 30 percent in income taxes depending upon their tax bracket.

The Owner will provide shuttle service to the tenant via the EZRide shuttle or other comparable shuttle service to transport site users to and from the MBTA Kendall Red Line Station, the Lechmere Green Line Station and the North Station Green Line station. The EZRide shuttle operates between the hours of 6:20 a.m. and 10:20 a.m., and 3:30 p.m. and 7:10 p.m. The tenants will provide the service for free to the employees.

2. Biking and Walking Program – Cambridge’s infrastructure strongly supports walking and bicycling. Since the geographic area of the sites is conductive to safe and convenient bicycling/walking, these travel modes will be prompted.

99 Erie: There will be enough long-term secure, bicycle racks to accommodate a minimum of 10 percent of employees, or 9 spaces. There will also be a minimum of 2 short-term bicycle parking spaces for messengers and visitors.

167 Sidney: There will be enough long-term secure, covered bicycle racks to accommodate a minimum of 10 percent of employees, or 8 spaces. There will also be a minimum of 2 short-term bicycle parking spaces for messengers and visitors.

The spaces will be located either near the building entrance or on the surface parking lot. If additional bicycle racks are necessary, capacity would be expanded. All bike parking will conform to the City of Cambridge Bicycle Parking Guidelines. The TC will also explore the feasibility or demand for having a few bicycles available (i.e., a “Borrow a Bike” program) for use by employees who are traveling to and from meetings or other business within the area.

To encourage and promote bicycling to work, at least one “Bike to Work” event will be held each year. This event will include a bicyclist’s breakfast, bicycle safety check-ups (all maintenance and repairs that do not require replacement parts), bike safety information, giveaways such as a T-Shirt, a pant leg strap, or reflectors, and a brownbag lunch presentation on bicycle commuting in Massachusetts presented by MassBike. In addition, participants will be registered in a raffle that included many valuable prizes. The TC would also promote and participate in events that are part of a month-long program of promoting commuting alternatives during the “GoGreen Month,” held annually in May by the City of Cambridge.

2 Qualified bicycle commuting month. For any employee, a qualified bicycle commuting month is any month the employee regularly uses the bicycle for a substantial portion of the travel between the employee’s residence and place of employment and does not receive transportation in a commuter highway vehicle, any transit pass, or qualified parking benefits.

99 Erie Street-

167 & 170 Sidney Street PTDM Plan

ALEXANDRIA.

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

99 Erie/Paratek - Page 13

3. Preferential Parking –

99 Erie: A minimum of 10 percent of the 58 parking spaces that serve this building, or 6 parking spaces, will be set aside and clearly marked for carpools and vanpools along the side of the building close to the main entrance to serve as an incentive to rideshare.

167 Sidney: A minimum of 10 percent of the 42 parking spaces that serve this building, or 4 parking spaces, will be set aside and clearly marked for carpools and vanpools in the spaces closest to the main entrance of the building.

Employees will be required to register their carpool with the TC and display a “carpool hangtag” that matches their registration. Employees will be notified that they can only use these spaces on the days that they are carpooling. Additional spaces will be allocated as demand warrants. Illegally parked vehicles will be towed.

4. Emergency Ride Home Program – To alleviate the fear of being stranded in an emergency, the TMA will provide an emergency ride home program. Using both rental vehicles for trips over 10 miles and tax:s for shorter distances (or for those employees who do not drive), the ERH program guarantees employees who rideshare transportation in case of emergency, usually within 30 minutes of notification. The service will be seamless, enabling employees to call for transportation after receiving approval from a supervisor. Employees must register in advance to use the service and are provided with a program identification card, forms, and instructions upon registration. All transit users, carpoolers, bicyclists and walkers who commute by non-SOV mode at least three days per week will be eligible to use service. Details of the ERH program will be submitted to, and approved by, the PTDM Officer prior to approval of the first Certificate of Occupancy. The program will allow a minimum of one emergency ride home per six-month period ERH services will be provided internally or through a third-party administrator, such as a local Transportation Management Association.

5. Marketing and Outreach Program – The Commuter Services Program will be marketed by the TC on an ongoing basis. Tenant officials shall receive a program outline upon renewing their lease and must agree to participate as a condition of the lease. To explain and promote participation to employees:

An interactive website with links to rideshare registration, guaranteed ride home registration and a commuter blog will be designed that not only promotes the services of the PTDM program but enables employees to register with the program.

A brochure will be developed that describes all the services.

Posters and flyers will regularly promote various aspects of the program.

Transit schedules and ridesharing information will be available on traditional bulletin boards and kiosks in prominent locations throughout the building. The TC will also ensure that the Transportation Information Center information is thorough and up-to-date and coordinate the annual commuting options information event.

The TC will work Human Resource representative to distribute a New Employee Orientation packet that includes a program brochure, MBTA and

99 Erie Street-

167 & 170 Sidney Street PTDM Plan

ALEXANDRIA.

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

99 Erie/Paratek - Page 14

transit pass information, location of long-term bicycle racks, and other pertinent transportation materials. New employees will also be encouraged to consider alternatives to driving alone.

Since transportation events are the most prominent outreach efforts, the TC will conduct at least two lunchtime events throughout the year at each employer site or in the lobby of the building to heighten employee interest and awareness. The TC will also conduct “online” events throughout the year with e-mails, website postings, and prizes for participation. Events will include ridematching registration, prize drawings, and dissemination of transit, ridesharing, and other trip-reduction initiatives. [Events could include an annual bicycle tune-up day.]

An annual transportation fair will be held to promote all alternative modes and services to all employees. Possible participants could include the City of Cambridge, the MBTA, MassPike (to distribute transponders), MassBike, and ZipCar.

As part of future tenant lease agreements, the tenants will include commute information packets in all new employee orientation packets. Information about sustainable transportation modes will be available on any brochure, website, and other marketing materials.

6. Access to Car-share-vehicles - The Owner will promote a car-sharing service for employees to use during the day for meetings, doctor appointments, and/or errands. There are currently three Zipcar vehicle pick-up locations within five blocks of the sites. The goal is to remove as may barriers to commuters as possible to encourage the use of alternative commuting modes. Car-sharing offers members affordable access to private vehicles for short-term use as an efficient means of complementing the public transportation network.

Car-sharing offers solutions to employees transportation needs by reducing the need for private or corporate fleet vehicles. Employees who normally drive alone can leave their cars at home knowing that they have access to a vehicle if needed. Having a car-share vehicle available in the area for employees will help reduce parking demand as fewer parking spaces will be required to meet the driving needs of the same number of people. Car-sharing adds an important link in the transportation network.

In addition, subject to interest by a car-sharing company and if consistent with zoning regulations, the owner will provide a minimum of two spaces in the lot to be reserved for car-sharing vehicles at a rate negotiated by the car-sharing company.

7. Web-based Ridematching Service – The Owner will provide a web-based ridematching service for employees who are looking to find carpool or vanpool partners. This will include marketing the service; assisting employees with entering information (for those without internet access); following-up on questions/problems; e-mailing registrants with event updates, contests, GRH program information; researching potential vanpool areas, assisting in the formation of vanpools if feasible, and registering carpools. The Owner is proposing to use TransAction Ridematching software to accomplish this. Four TMAs and more than 250 companies are successfully using TransAction Ridematching to match interested individuals into

99 Erie Street-

167 & 170 Sidney Street PTDM Plan

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL

RIGHTS RESERVED. Confidential and Proprietary – Do Not

Copy or Distribute. Alexandria and the Alexandria Logo are

registered trademarks of Alexandria Real Estate Equities, Inc.

ALEXANDRIA

99 Erie/Paratek - Page 15

carpools and vanpools, as well as to register on-line for a statewide Guaranteed Ride Home program.

8. Alternative Work Hours - Allowing some flexibility in work times often promotes the use of a carpool or vanpool. It may also enable employees to use public transportation. Flexible work hour programs can have a significant impact even when public transportation service is limited because it allows people to commute on either side of a peak traffic period, reducing the number of vehicles on area roadways during the most congested times of the day. These programs can also offer employees a better way to balance work and family life by providing flexible start and end times or by bringing the work to the worker at a remote location. The TMA will encourage employers to allow employees to use staggered and flexible work hours based on business needs and job function. Ideally, the TC could also play a role in coordinating release times on a permanent basis or for weather-related or other early-release situations.

The TC will also promote telecommuting to employers. Often the biggest hurdle to employers participating in formal telecommuting programs is the lack of knowledge or information on how to start or structure a program. The TC can play a role in providing employers with resource materials on various aspects of successful programs. For example, determining what kind of jobs can be done through telecommuting, identifying the right candidates (i.e., self-motivated, focused, disciplined, etc.), what systems need to be in place at the home office to support the employee, etc. At most companies today, some amount of telecommuting exists, worked out informally between employees and senior management. While employers with formal programs experience numerous documented benefits, often companies prefer to leave telecommuting as informal to avoid the initial costs, insurance or liability concerns, non-participating employee issues, etc.

9. Assistance in Vanpool Formation - Vanpools are groups of 9-15 employees who share the same schedule and commute together in a third-party leased van that provides the vehicle, insurance (including $5 million in liability), maintenance and back-up vehicle. No down payment is necessary, and the lease is on a short-term basis (usually month to month). Employees with long-distance commutes (30+ miles) are traditionally the market for vanpools. A large pool of employees with the same work schedule is typically needed to form one vanpool group. Most groups meet at one or two locations such as a park-and-ride lot. One key to a successful group is that all participants agree on the ground rules before forming the vanpool such as smoking/non-smoking, food or drink in the van, type of music (if any), how long the group waits for someone in the morning, if “day rides” are allowed, etc.

Depending on the commute distance, the average vanpool seat costs the commuter between $120 to $160 per month. However, vanpools can take advantage of the pre-tax benefits up to a maximum of $230 per month, and vanpooling is still one of the most cost-effective ways to commute. Payment arrangements vary from group to group—from all participants sharing the costs to everyone except the driver sharing all the costs (volunteer driver rides for free). The TC will both analyze the origin data collected in the baseline survey to determine if there are potential clusters of employees for vanpools, as well as continuously monitor the ridesharing database. In addition, vanpools will be provided with free preferential parking at the Sites.

99 Erie Street-

167 & 170 Sidney Street PTDM Plan - 8 -

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

ALEXANDRIA.

99 Erie/Paratek - Page 16

10. Membership in the Charles River TMA - Through the Owner’s membership in the Charles River TMA (CRTMA), tenant employees will be able to participate in the TMA’s services and incentives. One such service, the EZRide Shuttle, provides shuttle service between the sites in the Cambridgeport area to the MBTA’s Green and Red Lines, as well as to North Station. The shuttle’s Q and P stops are located within a block of the sites. The shuttles run every ten minutes Monday through Friday between the hours of 6:20 a.m. to 10:44 a.m. and from 3:14 p.m. to 7:56 p.m.

Additional Incentive If SOV Goal Is Not Reached

Parking Rates – The Owner would like to use the parking rate incentive as an additional measure if the SOV goal is not achieved.

If the site is not able to achieve the SOV goal, the Owner will require new tenants to directly charge employees market rates for parking. To encourage drivers to take other modes occasionally, and to avoid punishing commuters who use alternatives but might need to drive their own vehicles occasionally, the daily rate will be set as an equal portion of the monthly rate.

Monitoring and Reporting Plan

The Owner believes that the above plan is aggressive and will help to achieve a reduction in vehicles commuting to area. An annual survey of employees and customers will be conducted to determine the mode split for the project. The survey will include subjective questions to determine employee attitudes, with the goal of tailoring any additional TDM policies and programs to meet the needs that employees identify in the survey.

Annual employee surveys to determine the mode share for the project, which will be used to determine if the mode share commitment is being met. The surveys will be a pre-approved PTDM survey and include all employees. The surveys will achieve at least a 60-percent response rate. In addition, the Owner will file a monitoring report based on the survey data.

The automobile and bicycle parking occupancy will be monitored to determine actual demand and monitor effectiveness of efforts to encourage use of alternative modes. The results will be included in the submitted report.

Driveway counts shall be conducted after one year and every other year to provide additional information on the project’s trip generation.

As stated earlier, the building is currently occupied. The Owner proposes to conduct the monitoring during the months of September or October and submit a report to the PTDM Planning Officer no later than November 30 of each year starting in 2010. This will ensure that the monitoring captures a realistic assessment of the performance of the project, while giving time to compile the results and report them to the City.

Office of Workforce Development

99 Erie Street-

167 & 170 Sidney Street PTDM Plan

ALEXANDRIA.

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

- 9 -gg

99 Erie/Paratek - Page 17

The Owner and tenant will work with the Cambridge Office of Workforce Development (OWD) to encourage hiring of qualified Cambridge residents. Job postings will be sent to the OWD by the tenant.

99 Erie Street-

167 & 170 Sidney Street PTDM Plan

Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Propriety – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.